EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of June 18, 2009, by and among A-Power Energy Generation Systems, Ltd., a company organized under the laws of British Virgin Islands, with headquarters located at No. 44 Jingxing Road, Tiexi District, Shenyang Liaoning Province, China 110021 (the "Company") and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.           The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.           The Company has authorized a new series of senior convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the "Notes"), which notes shall be convertible into, subject to the Shareholder Approval (as defined herein), the Company's common shares, par value $0.0001 per share (the "Common Shares") (the Notes as converted, collectively, the "Conversion Shares"), in accordance with the terms of the Notes.

C.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes, set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $40,000,000) and (ii) Warrants, in substantially the form attached hereto as Exhibit B, representing the right, subject to Shareholder Approval, to acquire initially up to that number of Common Shares set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Warrants") (as exercised, collectively, the "Warrant Shares").

D.           The Notes bear interest which, subject to certain conditions, may be paid in Common Shares (the "Interest Shares").

E.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F.           The Notes will rank senior to all outstanding and future indebtedness of the Company (other than certain Permitted Indebtedness (as defined in the Notes) of the Company pursuant to the terms of the Notes) and the obligation of Mr. Jinxiang Lu, the Chairman of the Board of Directors of the Company and the Chief Executive Officer of the Company ("Mr. Lu") to deliver the Lu Conversion Shares, the Lu Warrant Shares and the Lu Additional Conversion Shares (as such terms are defined below) upon exercise of each Buyer's rights pursuant to the Put Agreement (as defined below) shall each be secured by a first priority, perfected security interest in certain Common Shares pledged by Mr. Lu to Hudson Bay Fund LP, as collateral agent for the Buyers (in such capacity, and not in its capacity as a Buyer or a holder of Notes or Warrants, the "Collateral Agent" which term includes any successor collateral agent appointed pursuant to Section 4(y) hereof) as evidenced by the pledge agreement attached hereto as Exhibit D (the "Pledge Agreement" and any ancillary documents related thereto, collectively the "Security Documents").

G.           At Closing (as defined in Section 1(a)), the Company, the Collateral Agent and Mr. Lu, in his individual capacity, shall execute and deliver a Put Agreement to each Buyer, substantially in the form attached hereto as Exhibit E (each a "Put Agreement" and, collectively, the "Put Agreements"), pursuant to which if the Shareholder Approval (as defined in Section 4(r)) is not obtained on or prior to the six (6) month anniversary of the Closing Date (as defined in Section 1(b)), each Buyer shall have the option, but not the obligation, to put some or all of its Notes and/or Warrants to Mr. Lu for certain Common Shares owned by Mr. Lu (the Common Shares delivered by Mr. Lu upon a put of Notes, the "Lu Conversion Shares," the Common Shares delivered by Mr. Lu upon a put of Warrants accompanied by delivery of the exercise price of the Warrants to Mr. Lu (unless the put is exercised on a "cashless" basis in accordance with the terms set forth in the Put Agreements), the "Lu Warrant Shares", and the Common Shares delivered by Mr. Lu in satisfaction of the Company's obligation to pay the Additional Conversion Obligations (as defined in the Put Agreements) to such Holder, the "Lu Additional Conversion Shares") pursuant to the terms and conditions set forth in the Put Agreements.

H.           The Notes, the Conversion Shares, the Warrants, the Warrant Shares and the Interest Shares collectively are referred to herein as the "Company Securities" and the Company Securities, the Lu Conversion Shares, the Lu Warrant Shares and the Lu Additional Conversion Shares are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)           Purchase of Notes and Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $40,000,000) and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

(b)           Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)           Prepaid Interest.  The Company shall prepay a portion of interest payable under the Notes in an amount that is set forth opposite such Buyer's name in column (6) of the Schedule of Buyers (for each Buyer, its "Prepaid Interest"), which Prepaid Interest shall be nonrefundable.

(d)           Purchase Price.  The aggregate purchase price for the Notes and the Warrants to be purchased by each such Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers.  Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.  The Buyers and the Company agree that the Notes and the Warrants constitute an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").  On or prior to the Closing Date, the Buyers and the Company shall agree as to their determination of the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(e)           Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price less its Prepaid Interest (such net amount as set forth opposite such Buyer's name in Column (7) of the Schedule of Buyers, its "Net Purchase Price") to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing (less, in the case of Hudson Bay Fund LP ("Hudson Bay"), the amounts withheld pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder along with the Warrants (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.           BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)           No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and the Warrants, (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants and (iii) upon exercise of such Buyer's put rights under the Put Agreement will acquire the Lu Conversion Shares, the Lu Warrant Shares or the Lu Additional Conversion Shares, in each case, for its own account (or in connection with, or pursuant to, one or more participation agreements by such Buyer with, and for the benefit of, one or more funds or managed accounts that are "accredited investors" (as defined in Rule 501(a) of Regulation D) that are managed by the investment manager of such Buyer) and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Securities.

(b)           Accredited Investor Status.  Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)           Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company and to obtain any additional information which the Company possesses or can acquire without undue effort or expense, and all such questions have been answered to the satisfaction of such Buyer.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)           Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares (or the Lu Conversion Shares and the Lu Warrant Shares, as the case may be) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, IF APPLICABLE, UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. [On the Note only: ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.]

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, if applicable; provided, that such holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, if applicable.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h)           Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)            No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)            Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k)           Certain Trading Activities.  Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer which had knowledge of the transactions contemplated hereby, (x) has or shares discretion relating to such Buyer's investments and trading or information concerning such Buyer's investments or (y) is subject to such Buyer's review or input concerning such Person's investments or trading (the foregoing, "Buyer Trading Affiliates"), engaged in any sale or purchase in the securities of the Company (including, without limitation, any Short Sales involving the Company's securities) since the time that such Buyer was first contacted by the Company regarding the investment in the Company contemplated herein. "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the "1934 Act") ("Regulation SHO") and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Common Shares).  Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.  Such Buyer is not as of the date hereof, and will not be immediately following the Closing, a "beneficial owner" (as defined pursuant to Rule 13d-3 of 1934 Act) of more than 10% of the Company's issued and outstanding Common Shares (calculated based on the assumption that all Common Shares Equivalents (as defined in Section 4(o)(i)(3)) owned by such Buyer, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) but taking into account any limitations on exercise or conversion contained therein).

(l)            General Solicitation.  Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)           Organization and Qualification.  Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or holds a majority of the equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company has no Subsidiaries except as set forth on Schedule 3(a).  Notwithstanding the foregoing, the entities in which the Company, directly or indirectly, owns any of the capital shares or holds an equity or similar interest which are not Subsidiaries, taken as whole, do not have operations, income or assets which are material to the Company and its Subsidiaries taken as a whole.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Voting Agreement (as defined in Section 4(s)), the Lock-Up Agreements (as defined in Section 4(t)), the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Security Documents, the Warrants, the Put Agreements and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") to which the Company is a party and to issue the Company Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the reservation for issuance and the issuance of the Interest Shares issuable pursuant to the terms of the Notes, the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) other filings as may be required by state securities agencies, (iii) the filing with the Principal Market of a "Notification: Listing of Additional Shares," (iv) the receipt of Shareholder Approval, (v) the filing of an amended Memorandum and Articles of Association of the Company with the Registrar of Corporate Affairs, British Virgin Islands to reflect the amendments described in Section 4(u)(ii), (vi) the furnishing of one or more reports on Form 6-K to the SEC with the documents distributed to solicit Shareholder Approval and as contemplated by Section 4(i), (vii) the filing of Form D as contemplated by Section 4(b) and (viii) the filing of one or more amendments to Schedule 13D by Mr. Lu) no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders.  This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           Issuance of Securities.  The issuance of the Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  As of the Shareholder Approval Date (as defined below), a number of Common Shares shall have been duly authorized and reserved and maintained for issuance which equals or exceeds 130% of the aggregate of the maximum number of Common Shares (the "Required Reserved Amount") issuable (i) upon conversion of the Notes and upon exercise of the Warrants (without taking into account any limitations on the Conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively) and (ii) as Interest Shares pursuant to the terms of the Notes.  Upon conversion or payment in accordance with the Notes or exercise and payment of the exercise price, unless exercised pursuant to Cashless Exercise (as defined in the Warrants) in accordance with the Warrants, as the case may be, the Conversion Shares, the Interest Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement and in Section 5 of the Put Agreements, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and, subject to Shareholder Approval, reservation for issuance and issuance of the Conversion Shares, the Interest Shares, and the Warrant Shares) will not (i) result in a violation of any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the "Principal Market") and applicable laws of the British Virgin Islands and of the People's Republic of China ("China")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (ii) or clause (iii) above, to the extent such conflicts, defaults or violations could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  Except as provided in Section 3(b), neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain prior to the Closing Date pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Shares in the foreseeable future.  The issuance by the Company of the Company Securities and the delivery of the Lu Conversion Shares, the Lu Warrant Shares and the Lu Additional Conversion Shares pursuant to the terms of the Put Agreements shall not have the effect of delisting or suspending the Common Shares from the Principal Market.

(f)            Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)           No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Oppenheimer Asia, as placement agent (the "Placement Agent") in connection with the sale of the Company Securities.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Company Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Company Securities.

(h)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or, except for the Shareholder Approval, cause this offering of the Securities to require approval of shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i)            Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that subject to receipt of Shareholder Approval, its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j)            Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Memorandum of Association or Articles of Association, or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Company Securities and any Buyer's ownership of the Securities.  The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company.

(k)           SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l)            Absence of Certain Changes.  Except as disclosed in the Company's press release regarding fourth quarter 2008 earnings, as furnished to the SEC under cover of Form 6-K dated April 9, 2009 and in Schedule 3(l), since December 31, 2007, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in the Company's press release regarding fourth quarter 2008 earnings, as furnished to the SEC under cover of Form 6-K dated April 9, 2009 and in Schedule 3(l), since December 31, 2007, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets to a third party, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in a series of related payments in the aggregate, in excess of $350,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), "Insolvent" means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(m)          No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of its Common Shares and which has not been publicly announced.

(n)           Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company, its Memorandum of Association or Articles of Association or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except, in all cases, for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Shares by the Principal Market in the foreseeable future.  Since June 2, 2008 the Common Shares have been listed on the Principal Market and from January 22, 2008 until June 2, 2008, the Common Shares were listed on The NASDAQ Capital Market.  During the two (2) years prior to the date hereof, (i) trading in the Common Shares have not been suspended by the SEC, The NASDAQ Capital Market or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Shares from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)           Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)           Transactions With Affiliates.  Except as set forth on Schedule 3(q) and except as set forth in the Put Agreements, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries in which the amount involved exceeds $300,000 individually or in the aggregate (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 Common Shares, of which as of the date hereof, 33,706,938 shares are issued and outstanding, 2,000,000 shares are reserved and maintained for issuance pursuant to the Company's stock option and purchase plans, and 8,000,000 shares are issuable to Mr. Lu upon the Company achieving certain operating milestones pursuant to a stock purchase agreement dated April 14, 2007, and no shares are reserved for issuance pursuant to securities (other than the aforementioned options, the Notes and the Warrants) exercisable or exchangeable for, or convertible into, Common Shares and (ii) 1,000,000 preferred shares, par value $0.0001 per share, of which as of the date hereof, none of such preferred shares are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3(r): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Company Securities or by the delivery of the Lu Conversion Shares, the Lu Warrant Shares and the Lu Additional Conversion Shares pursuant to the terms of the Put Agreements; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its Subsidiary's' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company's Memorandum of Association, as amended and as in effect on the date hereof (the "Memorandum of Association"), and the Company's Articles of Association, as amended and as in effect on the date hereof (the "Articles of Association"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto.

(s)           Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with United States GAAP (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof, including in China.

(t)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors in their capacities as such, except as set forth in Schedule 3(t). Except as described therein, the matters set forth in Schedule 3(t) would not would reasonably be expected to have a Material Adverse Effect.

(u)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)           Employee Relations.

(i)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer, to the Company's knowledge, does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)          The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)           Title. The Company and its Subsidiaries have land use rights as permitted under China law with respect to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.   Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x)           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted, except for any such Intellectual Property Rights the non-ownership or non-possession of which would not reasonably be expected to result in a Material Adverse Effect.  All of the Company's material Intellectual Property Rights and relevant applications therefor have been duly registered by the China Patent and Trademark Office, or the equivalent offices of non-US jurisdictions, and have been properly maintained in accordance with applicable law in China and such other jurisdictions.  None of the Company's material Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its material Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y)           Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply and receive any such permit, license or other approval could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)           Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)         Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of  1940, as amended.

(bb)         Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all China and other foreign, U.S. federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in each case where the failure to file, pay or set aside would not reasonably be expected to have a Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(cc)         Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except for the qualified report the Company expects to receive from its independent auditors in connection with the Company's upcoming annual report filing on Form 20-F for fiscal year ended December 31, 2008, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd)         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)         Ranking of Notes.  Except as set forth in Schedule 3(ee), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff)         Eligibility for Registration.  The Company is eligible to register the Conversion Shares, the Interest Shares, if any, and the Warrant Shares for resale by the Buyers using Form F-3 promulgated under the 1933 Act.

(gg)       Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(hh)       Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii)          Acknowledgement Regarding Buyers' Trading Activity.  It is understood and acknowledged by the Company that (i) none of the Buyers has been asked to agree by the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, nor has any Buyer agreed with the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Shares which was established (excluding the location and/or reservation of borrowable Common Shares) prior to such Buyer's knowledge of the transactions contemplated by the Transaction Documents, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares, the Warrant Shares and/or the Interest Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(jj)          U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer's request.

(kk)       Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any  entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)         No Additional Agreements.  The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm)     Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations made on the date hereof and as of the Closing Date in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, other than the occurrence of the Closing under this Agreement.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 and in Section 5 of the Put Agreement.

(nn)        China Subsidiaries.

(i)                  Schedule 3(nn) sets forth, for each Subsidiary that is incorporated in China, not including Hong Kong (a "China Subsidiary"), (i) the legal classification of such entity under the applicable company laws and foreign investment laws of China, including true and correct copies of the relevant currently effective business license by the relevant China governmental approval authority for the location in which the Subsidiary maintains an office or premises for business operations; (ii) the total registered capital; (iii) the holders of record of the registered capital; (iv) the authorized legal representative, directors, officers, legal address and each business address, as well as the original China approval authority and China governmental authority with current jurisdiction over the entity; and (v) any agreements with respect to the registered capital, including outstanding securities, contracts, commitments or arrangements granting any party the right to obtain any equity ownership of the Subsidiary.

(ii)                    For each China Subsidiary the holders of record of its registered capital have contributed in full its subscribed share of the entity's registered capital pursuant to the articles of association and, as applicable, relevant joint venture contracts, and all such contributions have been verified and certified by a Chinese registered public accountant according to applicable China law, approved by all relevant China governmental authorities and fully paid, and verification certificates have been issued to each such holder of record or previous investor accordingly.  All previous transfers or assignments of registered capital have been approved by the relevant China governmental authorities and all necessary corporate action.

(iii)                   Each Subsidiary incorporated in China is a limited liability company duly organized, validly existing and in good standing under the applicable company laws and, as applicable, the foreign investment laws of China, has, as applicable, the status of a foreign investment enterprise, and is a legal person with all requisite corporate power to own (to the extent permitted under the laws of China), lease and operate its properties and to carry on its business as now being conducted in each place where its business is conducted.  Each China Subsidiary and its business operations are in compliance with the terms and conditions of its business license, joint venture contract (where applicable) and articles of association.  The construction of the China Subsidiary's operating facilities and operation of its business is and has been in full compliance with its relevant feasibility study and business license, as applicable.  Each Subsidiary has received all authorizations, approvals, license, permits and other rights from China governmental authorities necessary and appropriate for the continued operation of the Company's business.

(iv)                    All necessary approvals from China governmental authorities have been received to ensure that each China Subsidiary will continue to enjoy, to the extent permitted by applicable China law, all of the tax clearances, concessions and other benefits available to such China Subsidiary prior to the Closing Date, or otherwise available under applicable China law to foreign investment enterprises similarly situated.

(v)                    Each Subsidiary is and has been in compliance with applicable China laws relating to its relationship to its employees or suppliers or to any governmental taxing or customs authority, and relating to any other aspect of its business.  Each Subsidiary is in compliance with applicable China law relating to anti-competitive practices, price fixing, and environmental matters, respectively, and, to its knowledge, there are no proceedings pending or threatened regarding any violation by it of applicable China law, including work safety, environmental and employment laws.

(vi)                    Each Subsidiary has obtained all required China product registrations for the products related to its business.

(oo)     Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP of the United States and applicable law. No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp)     Rule 144(i).  For purposes of confirming the availability to the Buyers of Rule 144 upon satisfaction of the requisite holding period, the Company hereby represents and warrants that it (i) has ceased to be an issuer described in Rule 144(i)(1)(i); (ii) is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act; (iii) has filed all reports and other materials required to be filed by Section 13 or 15(d) of the 1934 Act, as applicable, during the preceding 12 months (or for such shorter period that the Company was required to file such reports and materials), other than Form 8-K or Form 6-K reports; and (iv) has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in Rule 144 (i)(1)(i) at least six months prior to the date hereof.

4.     COVENANTS.

(a)          Best Efforts.  Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5, 6 and 7 of this Agreement.

(b)          Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)          Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares, the Interest Shares, if any, and Warrant Shares and none of the Notes or Warrants are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares, Warrant Shares and Interest Shares, if any, for resale by the Investors on Form F-3.

(d)          Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate and for working capital purposes and not for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (ii) the redemption or repurchase of any of its or its Subsidiaries' equity securities.

(e)          Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i)  within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, any Reports on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.  As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)          Listing.

(i)     The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Shares are then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system.  The Company shall maintain the authorization for quotation of the Common Shares on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(ii)     In addition, the Company shall take all necessary actions to cause the Warrants to be listed for quotation on (A) the OTC Bulletin Board, including, without limitation, using its reasonable best efforts to obtain the agreement of at least one broker-dealer that is a member of the Financial Industry Regulatory Authority to act as a market maker with respect to the Warrants, or (B) at the Company's discretion, on any other Eligible Market (as defined in the Notes), in each case as soon as practicable, but in no event later than the one (1) year anniversary of the Closing Date, and to maintain such listing until the earlier to occur of (x) the expiration date of the Warrants and (y) such time as all of the Warrants have been exercised in full.  The Buyers shall use their reasonable best efforts to assist the Company in complying with its obligations pursuant to this Section 4(f)(ii), including, without limitation, providing such information as is reasonably requested by the Company.

(g)          Fees.  The Company shall reimburse Hudson Bay (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) in an amount not to exceed $275,000, which amount may be withheld by Hudson Bay from its Purchase Price at the Closing.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)          Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder except as may otherwise be required under applicable securities laws, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)          Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day after this Agreement has been executed, the Company shall issue a press release and file a Current Report on Form 6-K describing the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Notes, the form of Warrant, the form the Registration Rights Agreement, the form of Put Agreements, the Security Documents, the form of Voting Agreement and the form of Lock-Up Agreement as exhibits to such filing) (including all attachments, the "6-K Filing").  From and after the filing of the 6-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 6-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 6-K Filing with the SEC without the prior express written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company or a "person" acting on behalf of the Company" within the meaning of Rule 101(c) of Regulation FD in breach of the immediately preceding sentence (and not including any such information made available to such Buyer in connection with a Subsequent Placement after such Buyer requested an Offer Notice pursuant to the procedure set forth in Section 4(o)(iii)(1)), it may provide the Company with written notice thereof.  If the Company and its counsel agree that such information is material, nonpublic information, the Company shall, within two (2) Trading Days (as defined in the Notes) of receipt of such notice, make public disclosure of such material, nonpublic information (the "MNPI Disclosure").  In the event the Company fails to make the MNPI Disclosure, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing (other than in the exhibits to the 6-K Filing), announcement, release or otherwise, except as otherwise required by any law, rule or regulation applicable to the Company after consultation with such Buyer.

(j)          Restriction on Redemption and Cash Dividends.  So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Shares without the prior express written consent of the Required Holders (as defined in the Notes).

(k)          Additional Notes; Variable Securities; Dilutive Issuances.  So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.  For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Shares or directly or indirectly convertible into or exchangeable or exercisable for Common Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Shares into which any Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Shares into which any Warrant is exercisable.  For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any Common Shares in excess of that number of Common Shares which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market or any applicable Eligible Market (as defined in the Registration Rights Agreement).

(l)          Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(m)          Reservation of Shares.  So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times after the Shareholder Approval (as defined below) have authorized, and reserved and maintained for the purpose of issuance, no less than 130% of the sum of the number of Common Shares issuable (A) upon conversion of the Notes, (B) upon exercise of the Warrants then outstanding (without taking into account any limitations on the conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively) and (C) as Interest Shares pursuant to the terms of the Notes.  If at any time the number of Common Shares authorized and reserved and maintained for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve and maintain for issuance a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(n)          Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o)          Additional Issuances of Securities.

(i)              For purposes of this Section 4(o), the following definitions shall apply.

(1)          "Common Shares Equivalents" means, collectively, Options and Convertible Securities.

(2)          "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

(3)          "Options" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(ii)              From the date hereof until thirty (30) days after the date when all Registrable Securities (as defined in the Registration Rights Agreement) have been registered (the "Trigger Date"), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement (as defined in the Registration Rights Agreement).  From the date hereof until the Trigger Date, the Company will not, (A) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Shares Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") or (B) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii)              From the Trigger Date until the second anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

(1)     The Company shall deliver to each Buyer a written notice stating that the Company may have information to share with such Buyer and requesting the Buyer to inform the Company if it is willing to receive a notice of such information.  If such Buyer indicates its willingness to receive such information, then the Company shall deliver promptly, but in any event no later than one (1) Business Day after being informed by such Buyer of its willingness to receive the information, a written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers fifty percent (50%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "Basic Amount"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated no more than one time so that the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2)     To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the ninth (9th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the tenth (10th) Business Day after such Buyer's receipt of such new Offer Notice.

(3)     The Company shall have seven (7) Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities") pursuant to a definitive agreement (the "Subsequent Placement Agreement") but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 6-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)     In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

(5)     Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel. The Buyers and the Company shall each use their reasonable best efforts to consummate such offering as promptly as commercially practicable.

(6)     Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7)     The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(8)     Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the sixteenth (16th) Business Day following delivery of the Offer Notice.  If by the sixteenth (16th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii).  The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

(iv)          The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply (x) in connection with the issuance of any Excluded Securities (as defined in the Notes) and (y) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of the greater of (i) $25,000,000 and (ii) the aggregate principal amount of Notes then outstanding other than any Notes beneficially owned, directly or indirectly, by Mr. Lu (or any of his family members, affiliates or agents), the Company or any of its Subsidiaries. (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act or equity lines).

(p)          Trading in Common Shares.

(i)     For so long as such Buyer owns any Notes, such Buyer shall not maintain a Net Short Position.  For purposes hereof, a "Net Short Position" by a Person means a position whereby such Person has executed one or more sales of Common Shares that is marked as a short sale and that is executed at a time when such Buyer has no equivalent offsetting long position in the Common Shares or contract for the foregoing.  For purposes of determining whether a Buyer has an equivalent offsetting long position in the Common Shares, all Common Shares (A) that are owned by such Buyer, (B) that may be issued as Interest Shares pursuant to the terms of the Notes to the Buyer, (C) that would be issuable upon conversion or exercise in full of all Securities then held by such Buyer (assuming that such Securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time) or (D) that could be issuable pursuant to the Put Agreements (assuming no restriction on issuance, notwithstanding any provision to the contrary) shall be deemed to be held long by such Buyer.

(ii)     During the period commencing twenty (20) Trading Days immediately preceding the Adjustment Date (as defined in the Notes) and ending with the close of trading on the Principal Market on the Adjustment Date (such period, the "Restricted Period"), each Buyer, severally and not jointly with the other Buyers, covenants that neither it nor any of its Buyer Trading Affiliates will engage in any sale of the Common Shares, including "short sales" as defined in Rule 200 of Regulation SHO under the 1934 Act.

(iii)     Except as set forth in the Put Agreements, during the Restricted Period, neither the Company nor any of its Subsidiaries, and no one acting on any of their behalf (including, without limitation, any officer, director, employee, affiliate, attorney or agent) shall purchase, directly or indirectly, any Common Shares or any securities convertible, exercisable or exchangeable for Common Shares.

(iv)     Except as set forth in the Put Agreements, during the Restricted Period, neither the Company nor any of its Subsidiaries, and no one acting on any of their behalf (including, without limitation, any officer, director, employee, affiliate, attorney or agent) shall, directly or indirectly, (A) take any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company, (B) sell, bid for, purchase, or pay any compensation for soliciting any sale, bid for or purchase of any security of the Company, including, without limitation, any Common Share, any of the Securities and any short sales (as defined in Rule 200 of Regulation SHO under the 1934 Act) related thereto (other than the offer, sale and issuance by the Company of Excluded Securities to officers, directors and employees of the Company in the ordinary course of business), (C) issue or offer any security of the Company or any of its Subsidiaries to any Person (other than the offer, sale and issuance by the Company of Excluded Securities to officers, directors and employees of the Company in the ordinary course of business), (D) pay or agree to pay to any Person any compensation for soliciting another to purchase or sell any securities of the Company, or (E) enter into any agreement or other writing or make any offer with respect to the foregoing actions.

(q)          Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date (the "Shareholder Approval Deadline") and ending, if a registration statement is not available for the resale of all of the Registrable Securities, at such time that all of the Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder's Company Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(q) are referred to herein as "Public Information Failure Payments."  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(r)          Shareholder Approval. The Company shall provide each shareholder entitled to vote at a special or annual meeting of shareholders of the Company (the "Shareholder Meeting"), which shall be called as promptly as practicable after the date hereof, but in no event later than August 24, 2009 (the "Shareholder Meeting Deadline"), a proxy statement, in a form reasonably acceptable to the Buyers meeting the requirements of the laws of the British Virgin Islands after review by Schulte Roth & Zabel LLP at the expense of the Company, not to exceed $7,500, soliciting each such shareholder's affirmative vote at the Shareholder Meeting for approval of resolutions (the "Resolutions") providing for the issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law, the provisions of the Articles of Association and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Shareholder Approval" and the date such approval is obtained, the "Shareholder Approval Date"), and the Company shall use its reasonable best efforts to solicit its shareholders' approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the shareholders that they approve the Resolutions.  The Company shall be obligated to seek to obtain the Shareholder Approval by the Shareholder Meeting Deadline.  If, despite the Company's reasonable best efforts, the Shareholder Approval is not obtained at the Shareholder Meeting, the Company shall cause an additional Shareholder Meeting to be held each calendar quarter thereafter until Shareholder Approval is obtained, unless all of the Notes and the Warrants have been put to Mr. Lu pursuant to the Put Agreements for the Lu Conversion Shares and the Lu Warrant Shares, respectively.

(s)          Voting Agreement.  The Company shall use its reasonable best efforts to effectuate the transactions contemplated by the Voting Agreement, substantially in the form attached hereto as Exhibit F (the "Voting Agreement"), executed by the Company, Mr. Lu and Mr. John S. Lin ("Mr. Lin" and, collectively with Mr. Lu, the "Principal Shareholders").  The Company shall not amend or waive any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms. If the Principal Shareholders breach any provisions of the Voting Agreement, the Company shall promptly use its reasonable best efforts to seek specific performance of the terms of the Voting Agreement in accordance with Section 4.02 thereof.  In addition, if the Company receives any notice from the Principal Shareholders pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Buyer.

(t)          Lock-Up.  The Company shall not amend or waive any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period.

(u)          Buyers' Voting Agreement.  While any Buyer holds any Common Shares, each such Buyer hereby agrees to cast an affirmative vote at any shareholder meeting with respect to resolutions providing for (i) Shareholder Approval, (ii) the amendment of the Company's Articles of Association to remove the requirement for shareholder approval for Common Shares issuances and repurchases pursuant to Sections 3 and 17 of the Articles of Association, respectively, and (iii) the issuance to Mr. Lu of a number of Common Shares issuable pursuant to the Notes and Warrants (on the terms set forth therein) delivered to Mr. Lu by one or more Buyers pursuant to the Put Agreements.  Notwithstanding the foregoing, none of the Buyers shall be under any obligation to hold any Common Shares for any length of time.

(v)          Multiple Certificates.  From and after the Closing Date, if the Collateral Agent delivers Common Share certificates and/or stock powers representing the Pledged Shares to the Company with instructions to reissue multiple certificates and stock powers in replacement of one or more certificates and stock powers in larger denominations, the Company shall cause its transfer agent to comply with such request promptly, but in no event later than three (3) Trading Days after receipt of the Common Share certificates representing the Pledged Shares; provided, that the Company shall not be required to break down the Pledged Shares into more than twenty (20) Common Share certificates and stock powers at any one time.

(w)          No Refusal or Delay to Transfer Shares.  Notwithstanding Section 11 of the Company's Articles of Association, the Company hereby covenants not to refuse or delay the registration of a share transfer with respect to transfers of the Securities  (i) by Mr. Lu to any Buyer (or any of its successors or assigns) pursuant to the Put Agreement or the Pledge Agreement or (ii) by any Buyer (or any of its successors or assigns) to any other Person, so long as such transfer is in compliance with Section 2(f) hereof.

(x)          Collateral Agent.

(i)     Each Buyer hereby (a) appoints the Collateral Agent, as the collateral agent under the Put Agreements and under the Pledge Agreement, and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof.  The Collateral Agent shall not have, by reason hereof or the Pledge Agreement, a fiduciary relationship in respect of any Buyer.  Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Pledge Agreement except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii)     The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii)     The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes, the Warrants and the Pledge Agreement at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below.  Upon any such notice of resignation, the Required Holders shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Pledge Agreement.  After any Collateral Agent's resignation hereunder, the provisions of this Section 4(x) shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided above.

(iv)     The Collateral Agent hereby agrees to act, and the Company hereby agrees to take any actions necessary to facilitate such necessary actions, in accordance with the written instructions delivered to it by a Buyer, in substantially the form attached as Schedule I to Exhibit I to the Put Agreements, including to deliver a share certificate (the "Certificate") representing a number of shares as requested by such Buyer (the "Exercise Notice Share Amount") and a share power, duly executed by Mr. Lu with a medallion guarantee, each of which is held by the Collateral Agent pursuant to the Pledge Agreement, to the Company's Transfer Agent and to direct the Company's Transfer Agent, to (i) issue the Exercise Notice Share Amount (as defined in the Put Agreements) of such Common Shares in accordance with the Exercise Notice attached as Exhibit I to the Put Agreements and (ii) if the number of Common Shares represented by the Certificate exceeds the Exercise Notice Share Amount, deliver a certificate with respect to such excess number of shares with an identical legend to any legend set forth on the Certificate to the Collateral Agent.

(y)          Successor Collateral Agent.  The Company hereby covenants and agrees to take, or cause to be taken, all actions reasonably requested by the Collateral Agent to secure a successor Collateral Agent satisfactory to the Buyers, in their sole discretion (it being acknowledged and agreed by the Buyers that The Bank of New York Mellon is a satisfactory successor Collateral Agent), as promptly as practicable but in no event later than sixty (60) days following the Closing Date, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company and Mr. Lu executing a collateral agency agreement or similar agreement and/or any amendment to the Pledge Agreement reasonably requested or required by the successor Collateral Agent.

(z)          Closing Documents.  On or prior to thirty (30) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.            REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)          Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)          Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares and the Warrant Shares issued at the Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit G (the "Irrevocable Transfer Agent Instructions").  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares, the Interest Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.            CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)     Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)     Such Buyer shall have delivered to the Company the Net Purchase Price (less, in the case of Hudson Bay, the amounts withheld, if any, pursuant to Section 4(g)) for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)     The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.            CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)     The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)     Such Buyer shall have received (A) the opinion of the New York Office of Baker & McKenzie LLP, the Company's outside United States counsel, dated as of the Closing Date, in substantially the form of Exhibit H-1 attached hereto, (B) the opinion of Maples and Calder, the Company's British Virgin Islands outside counsel, dated as of the Closing Date, in substantially the form of Exhibit H-2 attached hereto, (C) the opinion of the Hong Kong Office of Baker McKenzie LLP, the Company's outside Hong Kong counsel, dated as of the Closing Date, in substantially the form of Exhibit H-3 attached hereto and (D) the opinion of Tianyin Law Firm, the Company's outside People's Republic of China counsel, dated as of the Closing Date, in substantially the form of Exhibit H-4 attached hereto.

(iii)     The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv)     The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v)     The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within ten (10) days of the Closing Date.

(vi)     The Company shall have delivered to such Buyer a certified copy of the Memorandum of Association as certified by the Secretary of State (or comparable office) of the British Virgin Islands within ten (10) days of the Closing Date.

(vii)     The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Memorandum of Association and (iii) the Articles of Association, each as in effect at the Closing, in the form attached hereto as Exhibit I.

(viii)        The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit J.

(ix)           The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of Common Shares outstanding as of a date within five days of the Closing Date.

(x)           The Security Documents shall have been executed and delivered to such Buyer, and Mr. Lu, in accordance with the terms of the Pledge Agreement, shall have delivered to the Collateral Agent, with a copy to each Buyer, certificates representing the Pledged Shares (as defined in the Pledge Agreement), along with duly executed blank assignment form and/or stock powers for the Pledged Shares in a form reasonably acceptable to the Company (and/or to the Company's transfer agent or counsel, to the extent required or requested by the Company), including a Medallion Guarantee on such assignment form and/or stock powers.

(xi)           The Common Shares (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xii)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Company Securities required to be obtained prior to Closing.

(xiii)         The Voting Agreement shall have been executed and delivered to such Buyer by the Company and each of the Principal Shareholders.

(xiv)         The Company shall have delivered to each Buyer a lock-up agreement in the form attached hereto as Exhibit K executed and delivered by each of Mr. Lu and Mr. Lin (collectively, the "Lock Up Agreements").

(xv)         The Company shall have delivered a Put Agreement to each Buyer duly executed and delivered by each of the Company, Mr. Lu, the Collateral Agent and such Buyer.

(xvi)        The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.           TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The Company hereby appoints C T Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in New York.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)          Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing Road
Tiexi District
Shenyang, Liaonong Province, China 110021
Telephone: 86-24-85617888
Facsimile: 86-24-85830606
Attention: John Lin

With a copy (for informational purposes only) to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, New York 10036
Telephone: (212) 626-4965
Facsimile: (212) 310-1802
Attention: Omer Ozden, Esq.

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Telephone: (212) 509-4000
Facsimile: (212) 616-7615
Attention: Account Administration: A-Power Energy Generation Systems, Ltd.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.
E-mail: eleazer.klein@srz.com

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

Any document shall be deemed to have been duly served if marked for the attention of the agent for service of process at its address (as set forth in Section 9(a)) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 9(f).

If the Company's agent for service of process at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify each Buyer in writing of the name and address of the replacement agent.  Failing such appointment and notification, each Buyer shall be entitled by notice to the Company to appoint a replacement agent to act on the Company's behalf.  The provisions of this Section 9(f) applying to service on an agent for service of process apply equally to service on a replacement agent.

(g)          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, provided, however, that the Company's obligations under this Section 9(k) with respect to Indemnified Liabilities referred to in the preceding clauses (a) through (c) and incurred under the Registration Rights Agreement shall be limited to the Indemnified Liabilities for which indemnity is expressly provided pursuant to Section 6 of the Registration Rights Agreement.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)          Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)          Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(q)          Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.  All amounts owing under this Agreement or any Transaction Document shall be paid in US dollars.  All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  "Exchange Rate" means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement, the US dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

(r)           Judgment Currency.

(i)                       If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(r) referred to as the "Judgment Currency") an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1)       the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)       the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the "Judgment Conversion Date").

(ii)                     If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(r)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)                   Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

A-POWER ENERGY GENERATION
SYSTEMS, LTD.

By:	/s/ Jinxiang Lu
Name: Jinxiang Lu
Title: Chief Executive Offier

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY FUND LP

By: Hudson Bay Capital Management LP,
as its Investment Manager

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

HUDSON BAY OVERSEAS FUND LTD.

By: Hudson Bay Capital Management LP,
as its Investment Manager

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

RCG PB, LTD

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

RAMIUS ENTERPRISE MASTER FUND
LTD

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

IROQUOIS MASTER FUND LTD.

By:	/s/ Joshua Silverman
Name: Joshua Silverman
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

CAPITAL VENTURES INTERNATIONAL

By:	/s/ Martin Robinger
Name: Martin Robinger
Title: Investment Manager

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)

Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrant Shares	Purchase Price	Prepaid Interest	Net Purchase Price	Legal Representative's Address and Facsimile Number

Hudson Bay Fund, LP	120 Broadway, 40th Floor New York, New York 10271 Attention: Yoav Roth George Antonopoulos Facsimile: 646-214-7946 Telephone: 212-571-1244 Residence: United States E-mail: investments@hudsonbaycapital.com operations@hudsonbaycapital.com	$2,700,000	101,532	$2,700,000	$40,500	$2,659,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Hudson Bay Overseas Fund, Ltd.	120 Broadway, 40th Floor New York, New York 10271 Attention: Yoav Roth George Antonopoulos Facsimile: 646-214-7946 Telephone: 212-571-1244 Residence: Cayman Islands E-mail: investments@hudsonbaycapital.com operations@hudsonbaycapital.com	$12,300,000	462,536	$12,300,000	$184,500	$12,115,5 00	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

RCG PB, Ltd	c/o Ramius LLC 599 Lexington Avenue, 20th Floor New York, NY 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 201-4802 (212) 845-7986 Telephone: (212) 845-7955 (212) 201-4841 Residence: Cayman Islands	$7,000,000	$263,232	$7,000,000	$105,000	$6,895,000

Ramius Enterprise Master Fund Ltd	c/o Ramius LLC 599 Lexington Avenue, 20th Floor New York, NY 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 201-4802 (212) 845-7986 Telephone: (212) 845-7955 (212) 201-4841 Residence: Cayman Islands	$3,000,000	$112,814	$3,000,000	$45,000	$2,955,000

Iroquois Master Fund Ltd.	c/o Iroquois Capital 641 Lexington Avenue, 26th Floor New York, NY 10022 Attention: Joshua Silverman Telephone: 212-974-3070 Facsimile: 212-207-3452 Email: jsilverman@icfund.com Residence: Cayman Islands	$10,000,000	$376,046	$10,000,000	$150,000	$9,850,000

Capital Ventures International	c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111 Attention: Martin Kobinger Facsimile: (415) 403-6525 Telephone: (415) 403-6500 Residence: Cayman Islands	$5,000,000	188,023	$5,000,000	$75,000	$4,925,000

	TOTAL	$40,000,000.00	$1,504,184.00	$40,000,000.00	$600,000.00	$39,400,000.00

[Signature Page to Securities Purchase Agreement]

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrant Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Pledge Agreement
Exhibit E	Form of Put Agreement
Exhibit F	Form of Voting Agreement
Exhibit G	Form of Irrevocable Transfer Agent Instructions
Exhibit H-1	Form of Opinion of Company's U.S. Counsel
Exhibit H-2	Form of Opinion of Company's British Virgin Islands counsel
Exhibit H-3	Form of Opinion of Company's Hong Kong counsel
Exhibit H-4	Form of Opinion of Company's PRC counsel
Exhibit I	Form of Secretary's Certificate
Exhibit J	Form of Officer's Certificate
Exhibit K	Form of Lock-Up Agreement

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(l)	Absence of Certain Changes
Schedule 3(q)	Transactions with Affiliates
Schedule 3(r)	Equity Capitalization
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Absence of Litigation
Schedule 3(ee)	Ranking of Notes
Schedule 3(nn)	China Subsidiaries

Exhibit A
[FORM OF SENIOR CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A, AS APPLICABLE, UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

A-Power Energy Generation Systems, Ltd.

SENIOR CONVERTIBLE NOTE

Issuance Date: _____________________	Original Principal Amount: U.S. $[__________]

FOR VALUE RECEIVED, A-Power Energy Generation Systems, Ltd., a Company organized under the laws of the British Virgin Islands (the "Company"), hereby promises to pay to ________ or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Convertible Notes issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the "Notes" and such other Senior Convertible Notes, the "Other Notes").  Certain capitalized terms used herein are defined in Section 31.

(1)           PAYMENTS OF PRINCIPAL.  On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest.  The "Maturity Date" shall be June 19, 2014, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.  Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(2)           INTEREST; INTEREST RATE.  (a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears quarterly on each January 1, April 1, July 1 and October 1 of each year after the Issuance Date (each, an "Interest Date") with the first Interest Date being July 1, 2009.  Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in Common Shares ("Interest Shares") so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash ("Cash Interest") or in a combination of Cash Interest and Interest Shares.  The Company shall deliver a written notice (each, an "Interest Election Notice") to the Holder on or prior to the applicable Interest Notice Due Date (the date such notice is delivered to the Holder of Notes, the "Interest Notice Date") which notice (i) either (A) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (B) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (ii) certifies that there has been no Equity Conditions Failure.  If the Equity Conditions are not satisfied as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Notice shall indicate that unless the Holder waives the Equity Conditions, the Interest shall be paid as Cash Interest.  If the Equity Conditions were satisfied as of the Interest Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Interest Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Interest shall be paid in cash.  Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable Common Shares (rounded to the nearest whole share in accordance with Section 3(a)) equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid on such Interest Date and (2) the Interest Conversion Price in effect on the applicable Interest Date.  Notwithstanding anything herein to the contrary, contemporaneously with the execution of this Note, the Company has paid or prepaid $__________ in Interest due hereunder (the "Pre-paid Interest") pursuant to the Securities Purchase Agreement, which Pre-paid Interest shall be applied to pay accrued and unpaid Interest due on the Interest Date commencing on July 1, 2009 and each subsequent Interest Date until the Pre-paid Interest has been applied in full.

(b)           When any Interest Shares are to be paid on an Interest Date, the Company shall (i) (A) provided that the Company's transfer agent (the "Transfer Agent") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled and (ii) with respect to each Interest Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest.

(c)           Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable on each Conversion Date in accordance with Section 3(c)(i).  From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to fifteen percent (15%).  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the issuance and delivery of Interest Shares.

(3)           CONVERSION OF NOTES.  This Note shall be convertible into shares of the Company's Common Shares, par value $0.0001 per share (the "Common Shares"), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(d), at any time or times on or after the Shareholder Approval Date (as defined in the Securities Purchase Agreement), the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Common Shares in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a Common Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

(b)           Conversion Rate.  The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate").

(i)           "Conversion Amount" means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)           "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, $10.637, subject to adjustment as provided herein.

(c)           Mechanics of Conversion.

(i)           Optional Conversion.  To convert any Conversion Amount into Common Shares on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Transfer Agent and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent.  On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Common Shares do not require the placement of any legends restricting transfer of such Common Shares, credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (II) such Common Shares require the placement of legends restricting the transfer of such Common Shares as required by Section 2(g) of the Securities Purchase Agreement, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the aggregate number of Common Shares to which the Holder shall be entitled, which certificate shall, in the case of clause (II), bear a legend in accordance with Section 2(g) of the Securities Purchase Agreement.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.  In addition to the foregoing, on such Share Delivery Date, the sum of (I) the Make-Whole Amount and (II) any accrued and unpaid Interest and Late Charges, if any, (the "Additional Conversion Obligations") on such Conversion Amount and Interest shall be paid to the Holder in Common Shares ("Additional Conversion Shares") so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder, pay such Additional Conversion Obligations on any Conversion Date in cash ("Cash Additional Conversion Payment"), or in a combination of a Cash Additional Conversion Payment and Additional Conversion Shares.  The Company shall deliver a written notice (each, an "Additional Conversion Election Notice") to the Holder on or prior to the applicable Additional Conversion Notice Due Date (the date such notice is delivered to the Holder, the "Additional Conversion Notice Date") which notice (i) either (A) confirms that Additional Conversion Obligations to be paid on such Conversion Date shall be paid entirely in Additional Conversion Shares or (B) elects to pay the Additional Conversion Obligations as a Cash Additional Conversion Payment or a combination of a Cash Additional Conversion Payment and Additional Conversion Shares and specifies the amount of the Additional Conversion Obligations, if any, that shall be paid as a Cash Additional Conversion Payment and the amount of Additional Conversion Obligations, if any, that shall be paid in Additional Conversion Shares and (ii) certifies that there has been no Equity Conditions Failure.  If the Equity Conditions are not satisfied as of the Additional Conversion Notice Date, then unless the Company has elected to pay such Additional Conversion Obligations as a Cash Additional Conversion Payment, the Additional Conversion Notice shall indicate that unless the Holder waives the Equity Conditions, the Additional Conversion Obligations shall be paid as a Cash Additional Conversion Payment.  If the Equity Conditions were satisfied as of the Additional Conversion Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Share Delivery Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Additional Conversion Obligations shall be paid in cash.  The Additional Conversion Obligations to be paid on such Share Delivery Date in Additional Conversion Shares shall be paid in a number of fully paid and nonassessable Common Shares (rounded to the nearest whole share in accordance with Section 3(a)) equal to the quotient of (1) the amount of Additional Conversion Obligations payable on the applicable Conversion Date less any Cash Additional Conversion Payment paid on the applicable Conversion Date and (2) the Interest Conversion Price in effect on the applicable Conversion Date.

(ii)           Company's Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC, as applicable, for such number of Common Shares to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Trading Days after the Conversion Date (a "Conversion Failure"), and if on or after such Conversion Failure the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable out-of-pocket brokerage expenses, if any) for the Common Shares so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver a certificate to the Holder (and to issue such Common Shares) or credit the Holder's balance account with DTC for such Common Shares shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (I) such number of Common Shares, times (II) the Closing Bid Price on the Conversion Date.

(iii)           Registration; Book-Entry.  The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the "Registered Notes").  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note.  The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)           Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date.  In the event of a dispute as to the number of Common Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Common Shares not in dispute and resolve such dispute in accordance with Section 23.

(d)           Limitations on Conversions.  The Company shall not effect any conversion of this Note or other issuance of Common Shares hereunder, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion or issuance, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of Common Shares outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by the Holder or any of its affiliates (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  For purposes of this Section 3(d), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company's most recent Form 20-F, Report of Foreign Issuer on Form 6-K of the Company or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other more recent notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (x) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (y) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an "Event of Default":

(i)           the suspension from trading or failure of the Common Shares to be listed on an Eligible Market for a period of seven (7) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period;

(ii)           the Company's (A) failure to cure a Conversion Failure by delivery of the required number of Common Shares within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into Common Shares that is tendered in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii)           at any time following the tenth (10th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the number of Common Shares that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv)           the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) to which the Holder is a party, except, in the case of a failure to pay Interest, Late Charges and/or other amounts (other than Principal) under this Note when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

(v)           any defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or interest on, Indebtedness of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement), if such defaults relate to Indebtedness that in the aggregate has a principal amount then outstanding of $1,000,000 or more, other than with respect to any Other Notes;

(vi)           the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(viii)         a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix)           other than as specifically set forth in another clause of this Section 4(a), the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least fifteen (15) consecutive Business Days;

(x)           the Company, any of its Subsidiaries or Mr. Lu (as defined in the Securities Purchase Agreement) shall fail to perform or comply with any covenant or agreement contained in the Security Documents (as defined in the Securities Purchase Agreement) or the Put Agreements (as defined in the Securities Purchase Agreement), in any material respect, including, without limitation, Mr. Lu's obligation to deliver additional Common Shares to the Collateral Agent (as defined in the Securities Purchase Agreement) in accordance with the Pledge Agreement (as defined in the Securities Purchase Agreement) and to exchange any Note and/or any Warrant into Common Shares pursuant to the terms of the Put Agreements;

(xi)           any material provision of any Security Document (as determined by the Collateral Agent) or any Put Agreement shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by Mr. Lu, the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or Mr. Lu, the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document or any Put Agreement;

(xii)           the Security Documents shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the holders of the Notes on the Common Shares or other assets purported to be covered thereby;

(xiii)         any breach or failure in any respect to comply with either of Sections 8 or 14 of this Note; or

(xiv)         any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)           Redemption Right.  Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (an "Event of Default Notice") to the Holder.  At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice" and the date thereof, the "Event of Default Redemption Notice Date") to the Company, which Event of Default Redemption Notice shall indicate the Conversion Amount of this Note the Holder is electing to require the Company to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed together with any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest through the Event of Default Redemption Date (as defined below) and (B) the Redemption Premium and (ii) the sum of (x) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the greatest Closing Sale Price of the Common Shares during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice and (y) any Make Whole Amount and accrued and unpaid Interest on the Conversion Amount and Late Charges, if any, on such Conversion Amount and Interest through the Event of Default Redemption Date (the "Event of Default Redemption Price").  Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.  To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(5)           RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a)           Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity (if a Person other than the Company (with the Company being deemed to automatically so assume)) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes, and satisfactory to the Required Holders and (ii) the Successor Entity (or its Parent Entity if such assumption is effected by the Parent Entity) is a publicly traded corporation whose common stock is quoted or listed on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity (if a Person other than the Company (with the Company being deemed to automatically so assume)) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity (if a Person other than the Company (with the Company being deemed to automatically so assume)) shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares of the Company (or other securities, cash, assets or other property) issuable upon the conversion of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b)           Redemption Right.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice").  At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice", and the date thereof, the "Change of Control Redemption Notice Date") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem.  The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash at a price equal to the greater of (i) the sum of (A) 110% of the Conversion Amount being redeemed, (B) the Make-Whole Amount, and (C) any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest through the Change of Control Redemption Date (as defined below) and (ii) solely if an Equity Conditions Failure has occurred at any time during the period commencing with the Change of Control Redemption Notice Date and ending as of the Change of Control Redemption Date, the product of (A) the Conversion Amount being redeemed together with the Make-Whole Amount and any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest through the applicable Change of Control Redemption Date multiplied by (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Shares during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the Change of Control Redemption Notice Date by (2) the Conversion Price (the "Change of Control Redemption Price").  Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with a Change of Control.  To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Shares pursuant to Section 3 (or in the event the Conversion Date is after the consummation of the Change of Control, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Change of Control in such amounts as the Noteholder would have been entitled to receive had such Note been converted immediately prior to such Change of Control).  The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(6)           RIGHTS UPON CERTAIN ISSUANCES OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)           Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (other than Pill Rights) (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(b)           Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion or exchange, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7)           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Issuance of Common Shares.  If and whenever on or after the Subscription Date through the second (2nd) year anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares issued or sold by the Company or deemed to have been issued or sold by the Company as, or in connection with, any Excluded Security) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.  If and whenever after the second (2nd) year anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares issued or sold by the Company or deemed to have been issued or sold by the Company as, or in connection with, any Excluded Security) in a Dilutive Issuance, then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of Common Shares Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received (or deemed to be received) by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of Common Shares Deemed Outstanding immediately after such Dilutive Issuance.  For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 7(a)(i), the "lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Share or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion or exchange or exercise of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 7(a)(ii), the "lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Share upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Shares changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the "Option Value") and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of Common Shares.  If the Company at any time on or after the Subscription Date subdivides (by any share dividend, share split, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Subscription Date combines (by combination, reverse share split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)           Other Events.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(d)           De Minimis Adjustments.  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 in such price; provided, however, that any adjustment which by reason of this Section 7(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7.  All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable.  No adjustment need be made for a change in the par value or no par value of the Company's Common Shares.

(e)           Voluntary Adjustment By Company. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(f)           Adjustment.  If the Market Price on the twentieth (20th) Trading Day following the thirtieth (30th) calendar day after the earlier of (i) the Initial Effective Date (as defined in the Registration Rights Agreement) and (ii) the date the Common Shares issuable upon conversion of this Note may initially be sold by the Holder (assuming the Holder is not an affiliate of the Company) in accordance with Rule 144 of the Securities Act (the "Adjustment Date"), is less than the Conversion Price then in effect, the Conversion Price hereunder shall be reset to the greater of (x) the Market Price as of the Adjustment Date and (y) $4.835 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction).  For the avoidance of doubt, the adjusted Conversion Price, if any, hereunder shall not apply to any Conversion Amount converted into Common Shares prior to the Adjustment Date.

(8)           NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.  For the avoidance of doubt, solicitation by the Company in accordance with the requirements of the Notes and the Purchase Agreement of the consents of the Required Holders to any amendment, modification or waiver of any provision of the Notes shall not be or be deemed an avoidance of performance of the terms of this Note.

(9)           RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation.  The Company shall initially reserve out of its authorized and unissued Common Shares a number of Common Shares for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date.  So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the conversion of the Notes, 130% of the number of Common Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of Common Shares so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount").  The initial number of Common Shares reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder of the Notes at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation").  In the event that a holder of Notes shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation.  Any Common Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)           Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Common Shares equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall as soon as practicable take all action necessary to increase the Company's authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the vote or written consent of its shareholders for the approval of an increase in the number of authorized Common Shares and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares.  In connection with any such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

(10)           OPTIONAL REDEMPTION AT THE HOLDER'S ELECTION.  If the Shareholder Approval has not occurred on or prior to the Shareholder Approval Deadline (as defined in the Securities Purchase Agreement), the Holder shall have the right, in its sole discretion, at any time thereafter until the later to occur of (i) the two (2) month anniversary of the Shareholder Approval Deadline and (ii) the Initial Effective Date of the Initial Registration Statement (as defined in the Registration Rights Agreement) of the Company covering the resale of all of the Lu Shares (as defined in the Registration Rights Agreement), to require that the Company redeem (an "Holder Optional Redemption") all or any portion of the Conversion Amount of this Note then outstanding by delivering written notice thereof (an "Holder Optional Redemption Notice" and the date the Holder delivers such notice, the "Holder Optional Redemption Notice Date") which notice shall state (i) the portion of this Note that is being redeemed (the "Holder Optional Redemption Amount") and (ii) the date on which the Holder Optional Redemption shall occur which date shall be not less than five (5) Business Days from the Holder Optional Redemption Notice Date (the "Holder Optional Redemption Date").  The portion of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price (the "Holder Optional Redemption Price") equal to 110% of the Conversion Amount being redeemed together with any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest through the Holder Optional Redemption Date.  Holder Optional Redemptions made pursuant to this Section 10 shall be made in accordance with Section 12.

(11)           OPTIONAL REDEMPTION AT THE COMPANY'S ELECTION.

(a)           General.  If at any time after the thirty (30) month anniversary of the Issuance Date (the "Company Optional Redemption Eligibility Date"), (i) the Market Price of the Common Shares listed on the Principal Market exceeds 200% of the Conversion Price then in effect for a period of twenty (20) consecutive Trading Days commencing after the Company Optional Redemption Eligibility Date (the "Company Optional Redemption Measuring Period"), (ii) the average daily dollar trading volume (as reported on Bloomberg) of the Common Shares on the Principal Market over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the Company Optional Redemption Notice Date exceeds $1 million and (iii) no Equity Conditions Failure has occurred, the Company shall have the right to redeem all, but not less than all, of the Conversion Amount then remaining under this Note (the "Company Optional Redemption Amount") as designated in the Company Optional Redemption Notice (as defined below) on the Company Optional Redemption Date (each as defined below) (an "Company Optional Redemption").  The portion of this Note subject to redemption pursuant to this Section 11(a) shall be redeemed by the Company in cash at a price (the "Company Optional Redemption Price") equal to the Conversion Amount being redeemed together with the Make-Whole Amount and any accrued and unpaid Interest and Late Charges, if any, on such Conversion Amount and Interest through the Company Optional Redemption Date (as defined below).  The Company may exercise its right to require redemption under this Section 11 by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the "Company Optional Redemption Notice" and the date all of the holders of Notes received such notice is referred to as the "Company Optional Redemption Notice Date").  The Company may deliver up to three (3) Company Optional Redemption Notices hereunder and each such Company Optional Redemption Notice shall be irrevocable.  The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the "Company Optional Redemption Date") which date shall not be less than twenty (20) Trading Days nor more than sixty (60) Trading Days following the Company Optional Redemption Notice Date, (y) certify that there has been no Equity Conditions Failure and (z) state the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 11(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date.  Notwithstanding anything to the contrary in this Section 11, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holders into Common Shares pursuant to Section 3.  All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date.  Redemptions made pursuant to this Section 11 shall be made in accordance with Section 12.

(b)           Pro Rata Redemption Requirement.  If the Company elects to cause a Company Optional Redemption pursuant to Section 11(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes.  If the Company elects to cause a Company Optional Redemption pursuant to Section 11(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require redemption of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Conversion Amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 11(a), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its "Redemption Allocation Percentage", and such amount with respect to each holder is referred to as its "Pro Rata Redemption Amount"); provided, however that in the event that any holder's Pro Rata Redemption Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Redemption Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula.  In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage and Pro Rata Redemption Amount.

(12)           REDEMPTIONS.

(a)           Mechanics.  The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice (the "Event of Default Redemption Date").  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company's receipt of such notice otherwise (such date, the "Change of Control Redemption Date"). The Company shall deliver the applicable Holder Optional Redemption Price on the applicable Holder Optional Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price on the applicable Company Optional Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Conversion Amount to be redeemed and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price then in effect and (B) the Market Price as of the date on which the applicable Redemption Notice is delivered to the Company.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b)           Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b), Section 10 or Section 11 (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13)           VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the laws of the British Virgin Islands, and as expressly provided in this Note.

(14)           COVENANTS.

(a)           Rank.  All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than Permitted Indebtedness.

(b)           Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

(c)           Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens.

(d)           Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e)           Restriction on Redemption and Cash Dividends.  Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders.

(f)           Change in Nature of Business.  The Company shall not engage, or permit any of its Subsidiaries to engage, in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.  The Company shall not modify its corporate structure or purpose.

(g)           Preservation of Existence, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to maintain and preserve such existence, rights and privileges, or to become and remain in good standing, would not reasonably be expected to have a Material Adverse Effect.

(h)           Maintenance of Properties, Etc.  The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except (i) sales of properties which, in the judgment of the Company's board of directors, are no longer required for the conduct of the Company's business, the proceeds of which are invested in other property for use in a business permitted by Section 14(f), or (ii) where the failure to maintain and preserve any such properties or any such loss or forfeiture would not reasonably be expected to have a Material Adverse Effect.

(i)           Maintenance of Insurance.  The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(15)        PARTICIPATION.  The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions (other than Pill Rights) made to the holders of Common Shares to the same extent as if the Holder had converted this Note into Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividends and distributions.  Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Shares.  The Holder, as the holder of this Note, shall be entitled to receive any Pill Rights (or, at the option of the Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company) made to the holders of Common Shares concurrently with any issuance of Common Shares upon conversion of this Note or otherwise as Interest Shares hereunder to the same extent as if the Holder had converted this Note into such Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividend or distribution of Pill Rights.

(16)         VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes.

(17)         TRANSFER.  This Note and any Common Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(18)         REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

(19)         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(20)         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(21)         CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(22)         FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(23)         DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Company and approved by the Holder, such approval not to be unreasonably withheld.  The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(24)         NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any pro rata subscription offer to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.  Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

(25)         CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(26)         WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(27)         GOVERNING LAW; JURISDICTION; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby appoints C T Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in New York.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(28)         CURRENCY; TAXES.

(a)           Currency.  All principal, interest and other amounts owing under this Note or any Transaction Document that, in accordance with their terms, are paid in cash shall be paid in US dollars.   All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.

(b)           Taxes.

(i)           Any and all payments by the Company hereunder, including any amounts received on a conversion or redemption of the Note and any amounts on account of interest or deemed interest, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed under any law, rule, code or regulation of the People's Republic of China, the British Virgin Islands or any other non-U.S. governmental authority, including, without limitation, any federal, state, local, provincial or other similar non-U.S. governmental authority (collectively referred to as "International Taxes").  If the Company shall be required to deduct any International Taxes from or in respect of any sum payable hereunder to the Holder, (i) the sum payable shall be increased by the amount by which the sum payable would otherwise have to be increased (the "tax make-whole amount") to ensure that after making all required deductions (including deductions applicable to the tax make-whole amount) the Holder would receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount withheld or deducted to the applicable governmental authority within the time required.

(ii)           In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Note ("Other Taxes").  The Company shall deliver to the Holder official receipts, if any, in respect of any International Taxes and Other Taxes payable hereunder promptly after payment of such International Taxes, Other Taxes or other evidence of payment reasonably acceptable to the Holder.

(iii)          The obligations of the Company under this Section 28(b) shall survive the termination of this Note and the payment of the Note and all other amounts payable hereunder.

(29)         JUDGMENT CURRENCY.

(a)           If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 29 referred to as the "Judgment Currency") an amount due in US dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

(i)           the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)           the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29(a)(ii) being hereinafter referred to as the "Judgment Conversion Date").

(b)           If in the case of any proceeding in the court of any jurisdiction referred to in Section 29(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)           Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

(30)         SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(31)         CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           "Additional Conversion Notice Due Date" means the twenty-fifth (25th) Trading Day prior to the applicable Conversion Date.

(b)           "Approved Share Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company prior or subsequent to the Subscription Date, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(c)           "Bloomberg" means Bloomberg Financial Markets.

(d)           "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Hong Kong are authorized or required by law to remain closed.

(e)           "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)           "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23.  All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during the applicable calculation period.

(g)           "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(h)           "Common Shares Deemed Outstanding" means, at any given time, the number of Common Shares outstanding at such time, plus the number of Common Shares deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Shares owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants or issued as Interest Shares.

(i)           "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(j)            "Convertible Securities" means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(k)           "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., NYSE Amex, The NASDAQ Global Market or The NASDAQ Capital Market.

(l)           "Equity Conditions" means that each of the following conditions is satisfied:  (i) on each day during the period beginning one hundred and twenty days (120) days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), either (x) the Registration Statement (as defined in the Registration Rights Agreement, the "Registration Statement") filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement and no Grace Period (as defined in the Registration Rights Agreement) shall have occurred during the Equity Conditions Measuring Period or (y) all Common Shares issuable upon conversion of the Notes, exercise of the Warrants and, to the extent the issuance covers Interest Shares, as Interest Shares shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Shares is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the one hundred and eighty (180) day period ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered Common Shares upon conversion of the Notes and upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c)(ii) hereof (and analogous provisions under the Other Notes) and Section 1(a) of the Warrants; (iv) during the Equity Conditions Measuring Period, any applicable Common Shares to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of the Principal Market or any applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any Common Shares issuable upon conversion of the Notes, Common Shares issuable upon exercise of the Warrants and, to the extent applicable, issuable as Interest Shares not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act; (ix) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document, (x) the Market Price on the last Trading Day in the applicable Equity Conditions Measuring Period exceeds $1.00 and (xi) the Shareholder Approval shall have occurred.

(m)          "Equity Conditions Failure" means that (i) on any day during the period commencing ten (10) Trading Days prior to the applicable Interest Date through the applicable Interest Date, (ii) on any day during the period commencing ten (10) Trading Days prior to the applicable Company Optional Redemption Notice Date through the applicable Company Optional Redemption Date, or (iii) on any day during the period commencing with the Change of Control Redemption Notice Date and ending as of the Change of Control Redemption Date, as applicable, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(n)           "Exchange Rate" means, in relation to any amount of currency to be converted into US dollars pursuant to this Note, the US dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(o)           "Excluded Securities" means (i) any Common Shares issued or issuable: (A) in connection with any Approved Share Plan; (B) to Mr. Lu as incentive shares pursuant to that certain Stock Purchase Agreement, dated April 14, 2007, between the Company and the other parties listed on the signature pages thereto, which amount of Common Shares shall not exceed an aggregate of 8,000,000 Common Shares; (C) upon conversion of the Notes or the exercise of the Warrants or issued as Interest Shares; (D) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date so as to reduce the exercise price of such Options or the conversion price of such Convertible Securities or to increase the number of Common Shares issuable upon conversion or exercise thereof (but not including any such reduction in the conversion price or exercise price or increase in the number of Common Shares issuable upon conversion or exercise thereof, in each case, in accordance with the terms of such options or Convertible Securities as in effect on the Subscription Date) and (E) to Mr. Lu to reimburse him or make him whole for his delivery of Common Shares to the Holders pursuant to the Put Agreement (as defined in the Securities Purchase Agreement), which amount of Common Shares shall not exceed the aggregate amount of Common Shares delivered to holders of Notes pursuant to the Put Agreement and (ii) any Pill Rights.

(p)           "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

(q)           "GAAP" means United States generally accepted accounting principles, consistently applied.

(r)           "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(s)           "Interest Adjustment Rate" means the rate, per annum, as determined on each Interest Date, equal to (i) if the Market Price as of the applicable Interest Date is greater than $8.703, 0%, (ii) if the Market Price as of the applicable Interest Date is less than or equal to $8.703 and greater than $7.833, 1%, (iii) if the Market Price as of the applicable Interest Date is less than or equal to $7.833 and greater than $7.049, 2%, (iv) if the Market Price as of the applicable Interest Date is less than or equal to $7.049 and greater than $6.344, 3%, (v) if the Market Price as of the applicable Interest Date less than or equal to $6.344 and greater than $5.71, 4% or (v) if the Market Price as of the applicable Interest Date is less than or equal to 5.71, 5%.  Each of the dollar amounts set forth above in this definition shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that occurs after the Issuance Date.

(t)           "Interest Conversion Price" means, the lower of (i) the applicable Conversion Price and (ii) that price which shall be computed as 80% of the Market Price as of the applicable Interest Date or Conversion Date, as applicable.

(u)           "Interest Notice Due Date" means the twenty-fifth (25th) Trading Day prior to the applicable Interest Date (or the Closing Date solely with respect to the July 1, 2009 Interest Date).

(v)           "Interest Rate" means, (i) during the period commencing on the Issuance Date and ending on the first anniversary of the Issuance Date, the sum of (x) 3.0% per annum and (y) the Interest Adjustment Rate, (ii) during the period commencing on the calendar day immediately following the first anniversary of the Issuance Date and ending on the third anniversary of the Issuance Date, the sum of (x) 5.0% per annum and (y) the Interest Adjustment Rate, (iii) during the period commencing on the calendar day immediately following the third anniversary of the Issuance Date and ending on the Maturity Date, the sum of (x) 7.0% per annum and (y) the Interest Adjustment Rate, in each case, subject to adjustment as set forth in Section 2(c).

(w)          "Make-Whole Amount" means, as to any Conversion Amount on any Conversion Date, as to any Company Optional Redemption on any Company Optional Redemption Date, as to any Event of Default Redemption on any Event of Default Redemption Date or as to any Change of Control Redemption on any Change of Control Redemption Date, the amount of any Interest that, but for (i) the Holder's exercise of its conversion right pursuant to Section 3(c)(i), (ii) a Company Optional Redemption pursuant to Section 11, (iii) an Event of Default Redemption pursuant to Section 4(b), or (iv) a Change of Control Redemption pursuant to Section 5(b), would have accrued with respect to the Conversion Amount being converted or redeemed under this Note at the Interest Rate (assuming the Interest Adjustment Rate then in effect as of the applicable Conversion Date, Company Optional Redemption Notice Date, Event of Default Redemption Notice Date, Change of Control Redemption Notice Date, as the case may be, is the Interest Adjustment Rate through the Maturity Date) for the period from the applicable Conversion Date, Company Optional Redemption Date, Event of Default Redemption Date, or Change of Control Redemption Date, as the case may be, through the Maturity Date, discounted to present value using the published yield on two year notes of the U.S. federal government on the determination date.

(x)           "Market Price" means, for any given date, the arithmetic average of the Weighted Average Price of the Common Shares for the twenty (20) consecutive Trading Day period (the "Market Price Measuring Period") ending on the Trading Day immediately preceding such date.  All such Weighted Average Prices shall be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during the applicable Market Price Measuring Period.

(y)          "Material Adverse Effect" means (x) a Material Adverse Effect (as defined in the Securities Purchase Agreement or (y) any material adverse effect on any Holder of the Notes (solely in its capacity as a holder of Notes).

(z)           "Options" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(aa)         "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(bb)        "Permitted Indebtedness" means (i) the Indebtedness outstanding on the Subscription Date described on Schedule I attached hereto, (ii) Indebtedness evidenced by this Note and the Other Notes, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of 15% per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv), (v) and (viii) of the definition of Permitted Liens, (v) Indebtedness constituting the extension, renewal, refinancing or replacement of any Indebtedness referred to in the preceding clauses (i) and (iv), provided that (A) the principal amount of the Indebtedness being extended, renewed, refinanced or replaced does not increase and (B) total interest and fees thereunder do not exceed 15% per annum, (vi) additional Indebtedness incurred by the Company in connection with any redemption by the Company of the Notes in full (or in part, upon the occurrence of a Holder Optional Redemption (as defined in this Note and/or the Other Notes, as applicable) solely to the extent that (A) the aggregate amount of such Indebtedness does not exceed the sum of (x) the aggregate amount of the Holder Optional Redemption Price (as defined in this Note and/or the Other Notes, as applicable) due and payable with respect to such Holder Optional Redemptions and (y) the reasonable fees and expenses of such offering of Indebtedness) and (B) total interest and fees thereunder do not exceed 15% per annum) pursuant to Section 11 of this Note and Section 11 of the Other Notes and (vii) any other additional Indebtedness in a aggregate amount outstanding at any one time not in excess of (A) during the period commencing on the Issuance Date and ending on the first anniversary of the Issuance Date, $10 million, (B) during the period commencing on the calendar day immediately following the first anniversary of the Issuance Date and ending on the second anniversary of the Issuance Date, $25 million and (C) during the period commencing on the calendar day immediately following the second anniversary of the Issuance Date and ending on the Maturity Date, $45 million.

(cc)         "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens on property of, or on equity interests or Indebtedness of, any Person (A) incurred by the Company or any of its Subsidiaries solely for the purpose of financing the acquisition of such Person or (B) existing at the time such Person becomes, or becomes a part of, any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets acquired and the proceeds and products thereof and were not incurred in anticipation of such Person becoming a Subsidiary; (vi) easements, rights-of-way, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; (vii) any option or other agreement to purchase any asset of the Company or any Subsidiary the purchase, sale or other disposition of which is not prohibited by any other provision of this Note; (viii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or any of its Subsidiaries; (ix) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (viii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Liens and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (x) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (xii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix).

(dd)        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ee)         "Pill Rights" means any rights issued by the Company pursuant to any so-called "poison pill" or similar Company rights plan entitling all holders of equity interests of the Company to subscribe for or purchase equity interests of the Company, which rights are not exercisable until a determination by the Company's Board of Directors that one or more Persons or "groups" (as defined in Rule 13d-5(b)(1) under the Exchange Act) has acquired beneficial ownership of Common Shares in excess of the percentage threshold specified in such plan.

(ff)          "Principal Market" means The NASDAQ Global Select Market.

(gg)        "Redemption Notices" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices, Holder Optional Redemption Notice and Company Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

(hh)        "Redemption Premium" means (i) in the case of the Events of Default described in Section 4(a)(i) - (v) and (viii) - (xiv), 115% or (ii) in the case of the Events of Default described in Section 4(a)(vi) - (vii), 100%.

(ii)           "Redemption Prices" means, collectively, the Event of Default Redemption Price, Change of Control Redemption Price, Holder Optional Redemption Price and Company Optional Redemption Price, each of the foregoing, individually, a Redemption Price.

(jj)           "Registration Rights Agreement" means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Shares issuable upon conversion of the Notes and exercise of the Warrants.

(kk)           "Required Holders" means the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding, but excluding any Notes beneficially owned, directly or indirectly, by Mr. Lu (or any of his family members, affiliates or agents), the Company or any of its Subsidiaries.

(ll)           "SEC" means the United States Securities and Exchange Commission.

(mm)       "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes and Warrants.

(nn)        "Subscription Date" means June 18, 2009.

(oo)        "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(pp)        "Trading Day" means any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded; provided that "Trading Day" shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(qq)        "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(rr)          "Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(ss)         "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23.  All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during the applicable calculation period.

(32)         DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Report of Foreign Issuer on Form 6-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

A-Power Energy Generation Systems, Ltd.

By:
Name:
Title:

EXHIBIT I

A-POWER ENERGY GENERATION SYSTEMS, LTD.
CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the "Note") issued to the undersigned by A-Power Energy Generation Systems, Ltd., a company organized under the laws of the British Virgin Islands (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares par value $0.0001 per share (the "Common Shares") of the Company, as of the date specified below.

Date of Conversion:	_______________________________________

Aggregate Conversion Amount to be converted:	_______________________________________

Please confirm the following information:

Conversion Price:	_______________________________________

Number of Common Shares to be issued:	_______________________________________

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 3(d) of the Note.

Please issue the Common Shares into which the Note is being converted in the following name and to the following address:

Issue to:	_______________________________________
_______________________________________
_______________________________________

Facsimile Number:	_______________________________________

Authorization:	_______________________________________

By:	_______________________________________

Title:	_______________________________________

Dated:	_________________________________________________________________________________

Account Number:	__________________________________________________________
(if electronic book entry transfer)

Transaction Code Number:	___________________________________
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated __________ from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:
Name:
Title:

Exhibit B

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, IF APPLICABLE, UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

Warrant To Purchase Common Shares

Warrant No.: ________
Number of Common Shares: _______
Date of Issuance: _____________ ("Issuance Date")

A-Power Energy Generation Systems, Ltd., a company organized under the laws of British Virgin Islands (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ___________, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the Shareholder Approval Date (as defined in the Securities Purchase Agreement) (the "Initial Exercisability Date"), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), _____________________________ fully paid nonassessable Common Shares par value $0.0001 per share (the "Warrant Shares").  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18.  This Warrant is one of the Warrants to purchase Common Shares (the "SPA Warrants") issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of June 18, 2009 (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein (the "Securities Purchase Agreement").

1.   EXERCISE OF WARRANT.

(a)  Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder unless (A) this Warrant is being exercised in full to purchase (or acquire by Cashless Exercise) the total number of Warrant Shares issuable upon exercise of this Warrant or (B) the Holder has provided the Company with prior written notice (which notice may be included in an Exercise Notice) requesting the reissuance of this Warrant upon physical surrender of this Warrant.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Trading Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent").  On or before the third (3rd) Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, and such Common Shares do not require the placement of any legends restricting transfer of such Common Shares, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (II) such Common Shares require the placement of legends restricting transfer of such Common Shares as required by Section 2(g) of the Securities Purchase Agreement, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the aggregate number of Common Shares to which the Holder is entitled pursuant to such exercise, which certificate shall, in the case of clause (II), bear a legend in accordance with Section 2(g) of the Securities Purchase Agreement.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)  Exercise Price.  For purposes of this Warrant, "Exercise Price" means  $10.637, subject to adjustment as provided herein.

(c)  Company's Failure to Timely Deliver Securities.  If the Company shall fail to issue a certificate to the Holder or to credit the Holder's balance account with DTC, as applicable, for such number of Common Shares to which the Holder is entitled upon the Holder's exercise of this Warrant within three (3) Trading Days of receipt of the Exercise Delivery Documents (an "Exercise Failure"), and if on or after such Exercise Failure the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable out-of-pocket brokerage expenses, if any) for the Common Shares so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver such certificate to the Holder or credit the Holder's balance account with DTC for such Common Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Bid Price on the date of exercise.

(d)  Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if, after the six month anniversary of the Issuance Date, a Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares (other than as a result of the occurrence of an Allowable Grace Period (as defined in the Registration Rights Agreement) that occurs prior to the four year anniversary of the date hereof), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of Common Shares determined according to the following formula (a "Cashless Exercise"):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the Common Shares (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)  Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f)   Limitations on Exercises.  The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of Common Shares outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").  For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company's most recent Form 20-F, Report of Foreign Private Issuer on Form 6-K of the Company or other public filing with the Securities and Exchange Commission (the "SEC"), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding Common Shares was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(g)  Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of Common Shares equal to 130% (the "Required Reserve Amount") of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an "Authorized Share Failure"), then the Company shall as soon as practicable take all action necessary to increase the Company's authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the vote or written consent of its shareholders for the approval of an increase in the number of authorized Common Shares and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares.  In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

2.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)  Adjustment upon Issuance of Common Shares.  If and whenever on or after the Subscription Date through the second (2nd) year anniversary of the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the SPA Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  In the event of any Dilutive Issuance after the second (2nd) year anniversary of the Issuance Date, then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of Common Shares Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of Common Shares Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of Common Shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.  For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(a)(i), the "lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(a)(ii), the "lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the "Option Value") and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)  Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c)  Adjustment upon Subdivision or Combination of Common Shares.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date  combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d)  Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(e)  De Minimis Adjustments.  No adjustment in the Exercise Price or number of issuable Warrant Shares shall be required unless such Exercise Price adjustment would require an increase or decrease of at least $0.05 in such price; provided, however, that any adjustment which by reason of this Section 2(e) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 2.  All calculations under this Section 2 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable.  No adjustment need be made for a change in the par value or no par value of the Company's Common Shares.

3.   RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (other than Pill Rights) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction other than a dividend or distribution payable solely in Common Shares for which an adjustment is made pursuant to Section 2(c)) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

(a)  any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the Common Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Shares, and (ii) the denominator shall be the Closing Bid Price of the Common Shares on the Trading Day immediately preceding such record date; and

(b)  the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Common Shares (or common shares or common stock) ("Other Common Shares") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Common Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Shares that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).  The Holder shall notify the Company within two (2) Business Days of its receipt of notice of the record date for such Distribution as to its election under this Section 3(b) and, in the absence of any such notice from the Holder, Holder shall be deemed to have elected to accept an increase in the number of Warrant Shares.

4.   PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)  Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (other than Pill Rights) (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(b)  Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of the SPA Warrants in exchange for its Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the SPA Warrants, including, without limitation, an adjusted exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders and (ii) the Successor Entity (or its Parent Entity if such assumption is effected by the Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so be required), shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)  Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5.      PARTICIPATION.  The Holder, as the holder of this Warrant, shall be entitled to receive any Pill Rights (or, at the option of the Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company) made to the holders of Common Shares concurrently with any issuance of Common Shares upon exercise of this Warrant to the same extent as if the Holder had exercised this Warrant into such Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividend or distribution of Pill Rights.

6.   NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of Common Shares as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).  For the avoidance of doubt, solicitation by the Company in accordance with the requirements of the SPA Warrants and the Securities Purchase Agreement of the consents of the Required Holders to any amendment, modification or waiver of any provision of the SPA Warrants shall not be or be deemed an avoidance of performance of the terms of this Warrant.

7.   WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, to the extent not available through the EDGAR filing system of the SEC, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

8.   REISSUANCE OF WARRANTS.

(a)  Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)  Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)  Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

(d)  Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.   NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities  Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days or such shorter period as may be permitted by the Principal Market for the public announcement of any such record date prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10. AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

11. GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12. CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

16. SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17. TAXES.

(a)  Any and all payments by the Company hereunder, including any amounts received on a exercise or redemption of the Warrant and any amounts on account of interest or deemed interest, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed under any law, rule, code or regulation of the People's Republic of China, the British Virgin Islands or any other non-U.S. governmental authority, including, without limitation, any federal, state, local, provincial or other similar non-U.S. governmental authority (collectively referred to as "International Taxes").  If the Company shall be required to deduct any International Taxes from or in respect of any sum payable hereunder to the Holder, (i) the sum payable shall be increased by the amount by which the sum payable would otherwise have to be increased (the "tax make-whole amount") to ensure that after making all required deductions (including deductions applicable to the tax make-whole amount) the Holder would receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount withheld or deducted to the applicable governmental authority within the time required.

(b)  In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Warrant ("Other Taxes").  The Company shall deliver to the Holder official receipts, if any, in respect of any International Taxes and Other Taxes payable hereunder promptly after payment of such International Taxes, Other Taxes or other evidence of payment reasonably acceptable to the Holder.

(c)  The obligations of the Company under this Section 17(b) shall survive the termination of this Warrant and the payment of the Warrant and all other amounts payable hereunder.

18.  CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)  "Approved Share Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company prior or subsequent to the Subscription Date, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(b)  "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day of the closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non cash consideration, if any, being offered in the Fundamental Transaction and (iv) a 365 day annualization factor.

(c)  "Bloomberg" means Bloomberg Financial Markets.

(d)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Hong Kong are authorized or required by law to remain closed.

(e)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)   "Common Shares" means (i) the Company's Common Shares, par value $0.0001 per share, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

(g)  "Common Shares Deemed Outstanding" means, at any given time, the number of Common Shares actually outstanding at such time, plus the number of Common Shares deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Shares owned or held by or for the account of the Company or issuable upon exercise of the SPA Warrants.

(h)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(i)   "Eligible Market" means the Principal Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

(j)   "Expiration Date" means the date sixty (60) months after the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

(k)  "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

(l)   "Options" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(m) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o)  "Pill Rights" means any rights issued by the Company pursuant to any so-called "poison pill" or similar Company rights plan entitling all holders of equity interests of the Company to subscribe for or purchase equity interests of the Company, which rights are not exercisable until a determination by the Company's Board of Directors that one or more Persons or "groups" (as defined in Rule 13d-5(b)(1) under the 1934 Act) has acquired beneficial ownership of Common Shares in excess of the percentage threshold specified in such plan.

(p)  "Principal Market" means The NASDAQ Global Select Market.

(q)  "Registration Rights Agreement" means that certain registration rights agreement by and among the Company and the Buyers.

(r)   "Required Holders" means the holders of the SPA Warrants representing at least a majority of Common Shares underlying the SPA Warrants then outstanding, but excluding any Notes beneficially owned, directly or indirectly, by Mr. Lu (or any of his family members, affiliates or agents), the Company or any of its Subsidiaries..

(s)  "SPA Securities" means the Notes issued pursuant to the Securities Purchase Agreement.

(t)   "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(u)  "Trading Day" means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that "Trading Day" shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(v)  "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(w) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

A-POWER ENERGY GENERATION SYSTEMS, LTD.

The undersigned holder hereby exercises the right to purchase _________________ of the Common Shares ("Warrant Shares") of A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands (the "Company"), evidenced by the attached Warrant to Purchase Common Shares (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

4.  Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 1(f) of the Warrant.

Date: _______________ __, ______

_______________________________________
Name of Registered Holder

By:	_______________________________________
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated _____________ from the Company and acknowledged and agreed to Continental Stock Transfer & Trust Company.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:
Name:
Title:

Exhibit C

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ________, by and among A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands, with headquarters located at No. 44 Jingxing Road, Tiexi District, Shenyang, Liaoning Province, China 110021(the "Company"), and the investors listed on the Schedule of Buyers attached hereto (each, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.           In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) senior convertible notes (the "Notes") which will, among other things, be convertible into the Company's common shares, par value $0.0001 per share (the "Common Shares") (as converted, collectively, the "Conversion Shares") and (ii) warrants (the "Warrants"), to purchase Common Shares (collectively, the "Warrant Shares").

B.           The Notes bear interest and require the payment of "Make-Whole Amounts (as defined in the Notes) upon conversion, each of which, at the option of the Company, subject to certain conditions, may be paid in Common Shares (the "Interest Shares" and "Make-Whole Shares", respectively).

C.           In connection with the Securities Purchase Agreement, the Company, Mr. Jinxiang Lu ("Mr. Lu") and the Collateral Agent (as defined in the Securities Purchase Agreement), are executing and delivering a Put Agreement to each Buyer (each a "Put Agreement" and, collectively, the "Put Agreements").  Upon the terms and subject to the conditions of the Put Agreements, ("Mr. Lu") may deliver to the Buyers Common Shares of the Company held by him (collectively, the "Exchange Shares").

D.           In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1.           Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)           "Additional Effective Date" means the date the Additional Registration Statement is declared effective by the SEC.

(b)           "Additional Effectiveness Deadline" means the date which is fifteen (15) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline or in the event that the Registration Statement is subject to a full review by the SEC, forty-five (45) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline.

(c)           "Additional Filing Date" means the date on which the Additional Registration Statement is filed with the SEC.

(d)           "Additional Filing Deadline" means if Cutback Shares are required to be included in the Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the last Additional Effective Date, as applicable.

(e)           "Additional Registrable Securities" means, (i) any Cutback Shares not previously included on a Registration Statement and (ii) any capital stock of the Company issued or issuable with respect to the Notes, the Conversion Shares, the Warrant Shares, the Warrants, the Exchange Shares or the Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Notes, exercise of the Put Agreements or exercise of the Warrants.

(f)           "Additional Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.

(g)           "Additional Required Registration Amount" means (I) any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(g) or (II) such other amount as may be required by the staff of the SEC pursuant to Rule 415.

(h)           "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York or Hong Kong are authorized or required by law to remain closed.

(i)           "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

(j)           "Cutback Shares" means any of the Initial Required Registration Amount or the Additional Required Registration Amount (without regard to clause (II) in the definition thereof) of Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of Common Shares of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415.  For the purpose of determining the Cutback Shares, in order to determine any applicable Required Registration Amount, unless an Investor gives written notice to the Company to the contrary with respect to the allocation of its Cutback Shares, first the Interest Shares shall be excluded on a pro rata basis until all of the Interest Shares have been excluded, second, the Make-Whole Shares shall be excluded on a pro rata basis until all of the Make-Whole Shares have been excluded, third, the Warrant Shares shall be excluded on a pro rata basis until all of the Warrant Shares have been excluded and, fourth, the Conversion Shares shall be excluded on a pro rata basis until all of the Conversion Shares have been excluded.

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(k)          "Effective Date" means the Initial Effective Date, the Investor Demand Effective Date and the Additional Effective Date, as applicable.

(l)           "Effectiveness Deadline" means the Initial Effectiveness Deadline, the Investor Demand Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(m)         "Filing Deadline" means the Initial Filing Deadline, the Investor Demand Effectiveness Deadline and the Additional Filing Deadline, as applicable.

(n)          "Initial Effective Date" means the date that the Initial Registration Statement has been declared effective by the SEC.

(o)          "Initial Effectiveness Deadline" means the date (i) in the event that the Initial Registration Statement is not subject to a full review by the SEC, forty-five (45) calendar days after the earlier of (I) the Initial Filing Date and (II) the Initial Filing Deadline or (ii) in the event that the Initial Registration Statement is subject to a full review by the SEC, ninety (90) calendar days after the earlier of (I) the Initial Filing Date and (II) the Initial Filing Deadline.

(p)          "Initial Filing Date" means the date on which the Initial Registration Statement is filed with the SEC.

(q)          "Initial Filing Deadline" means the date which is thirty (30) calendar days after the earlier of (i) the date the Shareholder Approval (as defined in the Securities Purchase Agreement) is obtained and (ii) the Shareholder Approval Deadline (as defined in the Securities Purchase Agreement).

(r)           "Initial Registrable Securities" means (I) if the Company obtains the Shareholder Approval on or prior to the Shareholder Approval Deadline (i) the Conversion Shares issued or issuable upon conversion of the Notes, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any capital stock of the Company issued or issuable, with respect to the Notes, the Conversion Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Notes, exercise of the Put Agreements or exercise of the Warrants and (II) if the Company does not obtain the Shareholder Approval on or prior to the Shareholder Approval Deadline, 7,000,000 Common Shares held by Mr. Lu (collectively, the "Lu Shares").

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(s)          "Initial Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities.

(t)           "Initial Required Registration Amount" means (I) if the Company obtains the Shareholder Approval on or prior to the Shareholder Approval Deadline 130% of the sum of (i) the maximum number of Conversion Shares issued and issuable pursuant to the Notes as of the Trading Day immediately preceding the applicable date of determination and (ii) the maximum number of Warrant Shares issued and issuable pursuant to the Warrants as of the Trading Day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(g), without regard to any limitations on conversion of the Notes, exercise of the Put Agreements or exercises of the Warrants and (II) if the Company does not obtain the Shareholder Approval on or prior to the Shareholder Approval Deadline the aggregate number of Lu Shares.

(u)          "Investor" means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(v)          "Investor Demand" means a written request by an Investor to the Company that the Company prepare and file an Investor Demand Registration Statement to register Investor Demand Registrable Securities.

(w)         "Investor Demand Effective Date" means the date that the Investor Demand Registration Statement has been declared effective by the SEC.

(x)           "Investor Demand Effectiveness Deadline" means the date (i) in the event that the Investor Demand Registration Statement is not subject to a full review by the SEC, forty-five (45) calendar days after the earlier of (I) the Investor Demand Filing Date and (II) the Investor Demand Filing Deadline or (ii) in the event that the Investor Demand Registration Statement is subject to a full review by the SEC, ninety (90) calendar days after the earlier of (I) the Investor Demand Filing Date and (II) the Investor Demand Filing Deadline.

(y)          "Investor Demand Filing Date" means the date on which the Investor Demand Registration Statement is filed with the SEC.

(z)           "Investor Demand Filing Deadline" means the date which is thirty (30) calendar days after the date of the applicable Investor Demand.

(aa)        "Investor Demand Registrable Securities" means (i) any Exchange Shares delivered to an Investor pursuant to the terms of the Put Agreements that were not delivered pursuant to an effective registration statement and (ii) any capital stock of the Company issued or issuable with respect to the Exchange Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

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(bb)       "Investor Demand Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Investor Demand Registrable Securities.

(cc)        "Investor Demand Required Registration Amount" has the meaning set forth in Section 2(c).

(dd)       "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ee)        "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(ff)         "Registrable Securities" means the Initial Registrable Securities, the Investor Demand Registrable Securities and the Additional Registrable Securities.  Registrable Securities shall cease to be Registrable Securities upon the earlier of a sale of Registrable Securities pursuant to an effective Registration Statement or the exemption provided by Rule 144 under the 1933 Act and the first day on which the applicable Registrable Securities may be sold by the Investors without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.

(gg)       "Registration Statement" means the Initial Registration Statement, the Investor Demand Registration Statement and the Additional Registration Statement, as applicable.

(hh)       "Required Holders" means the holders of at least a majority of the Registrable Securities but excluding any Registrable Securities beneficially owned, directly or indirectly, by Mr. Lu (or any of his family members, affiliates or agents), the Company or any of its Subsidiaries.

(ii)          "Required Registration Amount" means either the Initial Required Registration Amount, the Investor Demand Required Registration Amount or the Additional Required Registration Amount, as applicable.

(jj)          "Rule 415" means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(kk)        "SEC" means the United States Securities and Exchange Commission.

(ll)           "Trading Day" means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market (as defined in the Securities Purchase Agreement)is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that "Trading Day" shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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2.           Registration.

(a)           Initial Mandatory Registration.  The Company shall prepare, and, as soon as practicable but in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form F-3 covering the resale of all of the Initial Registrable Securities.  In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f).  The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of Common Shares equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g).  In addition to the Initial Registrable Securities, the Initial Registration Statement may cover such number of Interest Shares and Make-Whole Shares as the Company determines to include therein.  The Initial Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Plan of Distribution" section in substantially the form attached hereto as Exhibit B and, other than pursuant to the registration of the Lu Shares, the "Selling Shareholders" section in substantially the form attached hereto as Exhibit B, unless otherwise required by the SEC. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline.  The Company shall use reasonable best efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

(b)           Additional Mandatory Registrations.  The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form F-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder.  To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC.  In addition to the Additional Registrable Securities, the Additional Registration Statement may cover such number of Interest Shares and Make-Whole Shares as the Company determines to include therein.  In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f).  Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of Common Shares equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g).  Each Additional Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Plan of Distribution" section in substantially the form attached hereto as Exhibit B and, other than pursuant to the registration of the Lu Shares, the "Selling Shareholders" section in substantially the form attached hereto as Exhibit B, unless otherwise required by the SEC.  The Company shall use reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline.  The Company shall use reasonable best efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

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(c)           Investor Demand Registration. If the Initial Registrable Securities covered by the Initial Registration Statement are the Lu Shares pursuant to clause (II) of the definition of Initial Registrable Securities and such Lu Shares were transferred without an effective registration statement and are not eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws by an Investor, an Investor successively may deliver to the Company an Investor Demand requesting that the Company prepare and file with the SEC an Investor Demand Registration Statement to register any Investor Demand Registrable Securities until the earlier of the date of when (x) all Investor Demand Registrable Securities have been registered on Investor Demand Registration Statements and (y) all Investor Demand Registrable Securities not previously registered on an Investor Demand Registration Statement may be sold by the Investors without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act.  Upon receipt of an Investor Demand, the Company shall (x) promptly send a copy of such Investor Demand to all other Investors and (y) prepare and as soon as practicable but in no event later than the Investor Demand Filing Deadline, file with the SEC such Investor Demand Registration Statement on Form F-3 covering the resale of the number of Investor Demand Registrable Securities set forth on the Investor Demand and in any additional Investor Demand received at least five (5) Business Days prior to the applicable Investor Demand Filing Deadline (the "Investor Demand Required Registration Amount").  In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f).  The Investor Demand Registration Statement prepared pursuant hereto shall register for resale at least the number of Common Shares equal to the Investor Demand Required Registration Amount determined as of date the Investor Demand Registration Statement is initially filed with the SEC, subject to the provisions of Section 2(g).  The Investor Demand Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Selling Shareholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit B.  The Company shall use its reasonable best efforts to have the Investor Demand Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Investor Demand Effectiveness Deadline.  The Company shall use reasonable best efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Investor Demand Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

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(d)           Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC.  In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee that becomes an Investor shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.  Any Common Shares included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.  Except for (i) up to 1,000,000 Common Shares held by the parties (other than the Company) to the Registration Rights Agreement among the Company (as successor to Chardan China Acquisition Corp. III) and Li Zhang, Kerry Propper, Jiangnan Huang, Chardan Capital Partners and SUJG, Inc. and their permitted transferees and assigns under such agreement and (ii) up to 750,000 Common Shares issued or issuable upon exercise of the Unit Purchase Option issued by Chardan China Acquisition Corp. III to EarlyBirdCapital, Inc. and upon exercise of the warrants included in the Units issued or issuable upon exercise of such option (the "Other Registrable Securities"), the Company shall not include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders; provided, however, before any Registrable Securities may be excluded from a Registration Statement as a result of a limitation on the maximum number of Common Shares permitted to be registered by the Company on such Registration Statement by the staff of the SEC pursuant to Rule 415, the Company shall first exclude all Other Registrable Securities included on such Registration Statement.

(e)           Legal Counsel.  Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders.  The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

(f)           Ineligibility for Form F-3.  In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the SEC.

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(g)           Sufficient Number of Shares Registered.  In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a), Section 2(b) or Section 2(c) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(d), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises.  The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.  For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Common Shares available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90.  The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or exercise of the Warrants and such calculation shall assume that the Notes are then convertible into Common Shares at the then prevailing Conversion Rate (as defined in the Notes), the Warrants are then exercisable for Common Shares at the then prevailing Exercise Price (as defined in the Warrants) assuming the outstanding principal amount of the Notes remains outstanding through the scheduled Maturity Date (as defined in the Notes) and assuming no conversions or redemptions of the Notes prior to the scheduled Maturity Date.

(h)           Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.  If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a "Filing Failure") or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline, (an "Effectiveness Failure") or (ii) on any day after the applicable Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by an Eligible Market, a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a failure to register a sufficient number of Common Shares or a failure to maintain the listing of the Common Stock) (a "Maintenance Failure") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying Common Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), (A) the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement) of such Investor's Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (v) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (vi) on the thirtieth day after the date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured.  The payments to which a holder shall be entitled pursuant to this Section 2(h) are referred to herein as "Registration Delay Payments."  Registration Delay Payments shall be paid within three (3) Business Days of the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured.  In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.  In no event shall aggregate payments of the Registration Delay Payments exceed 9% of the Purchase Price (as defined in the Securities Purchase Agreement).

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3.           Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b), 2(c), 2(e) or 2(g), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)           The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing (but in no event later than the Effectiveness Deadline).  The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the "Registration Period").  The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.  The term "reasonable best efforts" shall mean, among other things, that the Company shall submit to the SEC, within three (3) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is promptly sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request.  The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable, but in no event later than fifteen (15) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective.

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(b)           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 20-F or Form 6-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c)           The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 20-F, Current Reports on Form 6-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects.  The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld.  The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.  The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

(d)           The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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(e)           The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)           The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver one (1) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request).  The Company shall also promptly notify Legal Counsel and each Investor who holds Registrable Securities being sold which has provided in writing to the Company a facsimile number or mailing address for notices in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.  The Company shall use reasonable best efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

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(g)           The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold which has provided in writing to the Company a facsimile number or mailing address for notices of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           If any Investor is required under applicable securities laws or otherwise to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i)           If any Investor is required under applicable securities laws or otherwise to be described in the Registration Statement as an underwriter, the Company shall make available for inspection by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement.  Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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(j)           The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)           The Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (iii) if, despite the Company's reasonable best efforts, the Company is unsuccessful in satisfying the preceding clause (i), to secure the inclusion for quotation on, The New York Stock Exchange, The NASDAQ Capital Market, NASDAQ Global Market or NYSE Amex for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. ("FINRA") as such with respect to such Registrable Securities.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l)           The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m)           If requested by an Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement relating to the sale or distribution of Registrable Securities if reasonably requested by an Investor holding any Registrable Securities.

(n)           The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

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(o)           The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the applicable Effective Date of a Registration Statement.

(p)           The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q)           Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r)           Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of forty (40) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an "Allowable Grace Period").  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice.  The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

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(s)           Neither the Company nor any Subsidiary or affiliate thereof shall identify any Buyer as an underwriter without its prior written consent in any public disclosure or filing with the SEC, the Principal Market (as defined in the Securities Purchase Agreement) or any Eligible Market and any Buyer being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement); provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the "Plan of Distribution" section attached hereto as Exhibit B in the Registration Statement.  In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the SEC requiring an Investor to be named as an underwriter in the Registration Statement (which notwithstanding the reasonable best efforts of the Company is not withdrawn by the SEC) and such Investor elects in writing not to be named as a selling stockholder in the Registration Statement, the Investor shall not be entitled to any Registration Delay Payments with respect to such Registration Statement.

4.           Obligations of the Investors.

(a)           At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, and such other information, if any, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)           Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

(c)           Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) or if the Investor receives a notice from the Company that a Grace Period is in effect, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

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(d)           Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.           Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.  The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $20,000 for each such registration, filing or qualification.

6.           Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations").  Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a):  (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

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(b)           In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

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(c)           Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnified party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates.  The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)           The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when reasonably detailed and itemized bills are received or Indemnified Damages are incurred.

(e)           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

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7.           Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:  (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.           Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, a copy of the most recent annual or quarterly report (if the Company files quarterly reports) of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.           Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if:  (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to assume and be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

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10.           Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.           Miscellaneous.

(a)           A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)           Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing Road
Tiexi District
Shenyang, Liaoning Province, China 110021
Telephone:	86-24-85617888
Facsimile:	86-24-85830606
Attention:	John Lin
Email:	john@apowerenergy.com

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With a copy (for informational purposes only) to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, New York 10036
Telephone:	(212) 626-4965
Facsimile:	(212) 310-1802
Attention:	Omer Ozden, Esq.
Email:        Omer.Ozden@BAKERNET.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Telephone:	212-509-4000
Facsimile:	212-616-7615
Attention:	Account Administration: A-Power Energy Generation Systems, Ltd.

If to Legal Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

22

(d)           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The Company hereby appoints C T Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in New York.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)           This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g)           Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

23

(h)          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)           This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j)            Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l)            The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m)          This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n)           The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor.  Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(o)           Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.  All amounts owing under this Agreement shall be paid in US dollars.  All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  "Exchange Rate" means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement, the US dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

(p)           Judgment Currency.

(i)            If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11(p) referred to as the "Judgment Currency") an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

24

a.           the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

b.           the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the "Judgment Conversion Date").

(ii)           If in the case of any proceeding in the court of any jurisdiction referred to in Section 11(p)(i)(b) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)          Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

* * * * * *

[Signature Page Follows]

25

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

A-POWER ENERGY GENERATION
SYSTEMS, LTD.

By:
Name: Jinxiang Lu
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

By:
Name:

Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE OF BUYERS

Buyer	Buyer Address and Facsimile Number	Buyer's Representative's Address and Facsimile Number

Hudson Bay Fund, LP
120 Broadway, 40th Floor
New York, New York 10271
Attention: Yoav Roth
George Antonopolous
Facsimile:  646-214-7946
Telephone: 212-571-1244
Residence: Cayman Islands
E-mail: investments@hudsonbaycapital.com
operations@hudsonbaycapital.com
Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000
Hudson Bay Overseas Fund, Ltd.
120 Broadway, 40th Floor
New York, New York 10271
Attention: Yoav Roth
George Antonopolous
Facsimile:  646-214-7946
Telephone: 212-571-1244
Residence: Cayman Islands
E-mail: investments@hudsonbaycapital.com
operations@hudsonbaycapital.com
Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attn: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000

RCG PB, Ltd
c/o Ramius LLC
599 Lexington Avenue, 20th Floor
New York, NY 10022
Attention:  Jeffrey Smith
Owen Littman
Facsimile:  (212) 201-4802
(212) 845-7986
Telephone: (212) 845-7955
(212) 201-4841
Residence:  Cayman Islands

Ramius Enterprise Master Fund Ltd
c/o Ramius LLC
599 Lexington Avenue, 20th Floor
New York, NY 10022
Attention:  Jeffrey Smith
Owen Littman
Facsimile:  (212) 201-4802
(212) 845-7986
Telephone: (212) 845-7955
(212) 201-4841
Residence:  Cayman Islands

Iroquois Master Fund Ltd.
c/o Iroquois Capital
641 Lexington Avenue, 26th Floor
New York, NY 10022
Attention: Joshua Silverman
Telephone:   212-974-3070
Facsimile:  212-207-3452
Email: jsilverman@icfund.com
Residence:  Cayman Islands

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention:  Account Administration: A-Power Energy Generation Systems, Ltd.

Re:           A-Power Energy Generation Systems, Ltd.

Ladies and Gentlemen:

[We are][I am] counsel to A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of June 18, 2009 (the "Securities Purchase Agreement"), entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders senior convertible notes (the "Notes") which shall be convertible into the Company's common shares, par value $0.0001 per share (the "Common Shares") and warrants exercisable for Common Shares (the "Warrants").  Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares issuable upon conversion of the Notes, the Common Shares issuable as interest on the Notes, the Common Shares issuable upon exercise of the Warrants, the Common Shares held by Mr. Jinxiang Lu and the Common Shares, if any, to be delivered pursuant to the Put Agreements (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the "1933 Act").  In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2009, the Company filed a Registration Statement on Form F-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling shareholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the Common Shares are freely transferable by the Holders pursuant to the Registration Statement.  You need not require further letters from us to effect any future legend-free issuance or reissuance of Common Shares to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated __________________.

Very truly yours,

[ISSUER'S COUNSEL]

By:	_______________________

CC:           [LIST NAMES OF HOLDERS]

A-1

EXHIBIT B
SELLING SHAREHOLDERS

The common shares being offered by the selling shareholders are those [previously issued to the selling shareholders] [issuable to the selling shareholders upon conversion of the convertible notes[, as interest pursuant to the terms of the convertible notes] and upon exercise of the warrants].  For additional information regarding the issuance of the convertible notes and warrants, see "Private Placement of Convertible Notes and Warrants" above.  We are registering the common shares in order to permit the selling shareholders to offer the shares for resale from time to time.  Except for the ownership of the common shares, the convertible notes and the warrants issued pursuant to the Securities Purchase Agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common shares by each of the selling shareholders.  The second column lists the number of common shares beneficially owned by each selling shareholder, based on its ownership of the convertible notes and warrants, as of ________, 2009.

The third column lists the common shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of [at least 130% of the sum of (i) the maximum number of common shares issuable upon conversion of the convertible notes as of the Trading Day immediately preceding the date the registration statement is initially filed with the SEC and (ii) the maximum number of common shares issuable upon exercise of the related warrants as of the Trading Day immediately preceding the date the registration statement is initially filed with the SEC.  Because the conversion price of the convertible notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus][the number of common shares the selling shareholders requested that we register].  The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the convertible notes and the warrants, a selling shareholder may not convert the convertible notes or exercise the warrants to the extent such conversion or exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then outstanding common shares following such conversion or exercise, excluding for purposes of such determination common shares issuable upon conversion of the convertible notes which have not been converted and upon exercise of the warrants which have not been exercised.  The number of shares in the second column reflects this limitation.  The selling shareholders may sell all, some or none of their shares in this offering.  See "Plan of Distribution."

Annex I-1

Name of Selling shareholder	Number of Common shares Owned Prior to Offering	Maximum Number of Common shares to be Sold Pursuant to this Prospectus	Number of Common shares Owned After Offering

Hudson Bay Fund LP (1)			0

Hudson Bay Overseas Fund Ltd. (2)			0

Capital Ventures International (3)

RCG PB, Ltd (4)

Ramius Enterprise Master Fund Ltd (5)

Iroquois Master Fund Ltd. (6)

(1) Sander Gerber shares voting and investment power over these securities. Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP. The selling shareholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(2) Sander Gerber shares voting and investment power over these securities. Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund LTD. The selling shareholder acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(3) Ramius Advisors, LLC (“Ramius Advisors”) is the investment adviser of RCG PB, Ltd (“RCG PB”) and consequently has voting control and investment discretion over securities held by RCG PB.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC ("Ramius") is the sole managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

Annex I-2

(4) Ramius Advisors, LLC (“Ramius Advisors”) is the investment adviser of Ramius Enterprise Master Fund Ltd (“Enterprise”) and consequently has voting control and investment discretion over securities held by Enterprise.  Ramius Advisors disclaims beneficial ownership of these securities.  Ramius LLC ("Ramius") is the sole managing member of Ramius Advisors and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius Advisors.  Ramius disclaims beneficial ownership of these securities.  C4S & Co., L.L.C. (“C4S”) is the managing member of Ramius and may be considered the beneficial owner of any securities deemed to be beneficially owned by Ramius.  C4S disclaims beneficial ownership of these securities.  Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any securities deemed to be beneficially owned by C4S.  Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities.

(6)

Annex I-3

PLAN OF DISTRIBUTION

We are registering the common shares [previously issued to the selling shareholders] [issuable upon conversion of the convertible notes[, as interest pursuant to the terms of the convertible notes] and upon exercise of the warrants] to permit the resale of these common shares by the holders of the common shares from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the common shares.  We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions.  The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

Annex I-4

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume.  The selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Annex I-5

There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.  All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

Annex I-6

Exhibit D

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this "Agreement"), dated as of _________________, made by Jinxiang Lu, a natural person in his personal capacity and not in his capacity as an officer, director, employee or agent of the Company or any of its Subsidiaries, with a principal residence at Building No. 45, Hepan Garden, No. 215, Qingnian Street, Shenhe District, Shenyang, People's Republic of China (the "Pledgor"), in favor of Hudson Bay Fund LP, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the "Buyers" (as defined below) party to the Securities Purchase Agreement, dated as of even date herewith (as amended, restated or otherwise modified from time to time, the "Securities Purchase Agreement").

WITNESSETH:

WHEREAS, A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands, with headquarters located at No. 44 Jingxing Road, Tiexi District, Shenyang, Liaoning Province, China 110021 (the "Company") and each party listed as a "Buyer" on the Schedule of Buyers attached to the Securities Purchase Agreement (collectively, with all successors and assigns, the "Buyers") are parties to the Securities Purchase Agreement, pursuant to which the Company has agreed to sell, and the Buyers have agreed to purchase, among other things, the “Notes” (as defined therein);

WHEREAS, the Pledgor as a major shareholder of the Company has agreed to pledge the Pledged Collateral (as defined below) to secure all of the Secured Obligations (as defined below);

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes that the Pledgor shall have executed and delivered to the Collateral Agent for the benefit of the Buyers this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Buyers to purchase the Notes, the Pledgor agrees with the Collateral Agent as follows:

SECTION 1.          Definitions and Rules of Interpretation.

(a)           Definitions.  Reference is made to the Securities Purchase Agreement and the Notes for a statement of terms thereof.  All terms used in this Agreement which are defined in the Securities Purchase Agreement or the Notes or in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.  In the event that any such term is defined in both the Securities Purchase Agreement, the Notes and the Code, the definition of such term in the Securities Purchase Agreement or the Notes shall control.

(b)           Rules of Interpretation.  Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

SECTION 2.          Pledge and Grant of Security Interest.  As collateral security for all of the Secured Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns and grants to the Collateral Agent a continuing security interest in, and Lien on, all of his right, title and interest in and to the following (collectively, the "Pledged Collateral"):

(a)           The Pledgor’s Common Shares as set forth in Schedule I (as such Schedule is amended from time to time in accordance with the terms hereof), and all future, issued and outstanding common shares, or other equity or investment securities of, or partnership, membership, or joint venture interests in, the Company that are required to be pledged from time to time in accordance with the terms hereof including, without limitation, any Additional Pledged Shares required to be pledged in accordance with Section 4(a) of this Agreement, whether now owned or hereafter acquired by the Pledgor and whether or not evidenced or represented by any stock certificate, certificated security or other instrument, together with the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and any other property (including, but not limited to, any share dividend and any distribution in connection with a share split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all cash and noncash proceeds thereof (collectively, the "Pledged Shares");

(b)           all present and future increases, profits, combinations, reclassifications, and substitutes and replacements for all or part of the Pledged Shares;

(c)           all investment property, financial assets, securities, shares, other equity interests, share options and commodity contracts of the Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness payable or owing to the Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

(d)           all securities entitlements of the Pledgor in any and all of the foregoing; and

(e)           all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever his interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3.          Security for Secured Obligations.  The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the prompt performance and observance of all liabilities, obligations, or undertakings owing by Pledgor to the Collateral Agent or the Buyers under this Agreement and the Put Agreement, including the delivery of Lu Conversion Shares, Lu Warrant Shares and/or Lu Additional Conversion Shares and/or, at such time as the Company has notified the Buyers of its election to deliver “Make-Whole Shares” and “Interest Shares” (as defined in the Registration Rights Agreement) and failed to deliver such shares, Make-Whole Shares and Interest Shares (collectively, the "Secured Obligations")

SECTION 4.          Delivery of the Pledged Collateral.

(a)           The Market Price (as defined in the Note) of the Pledged Shares as of each date of determination (the "Pledged Share Value"), shall at all times equal or exceed the aggregate principal amount outstanding under the Notes (whether or not then due and payable).  The Pledgor shall, within five business days following the receipt of notice from the Collateral Agent on behalf of all of the Buyers, that the Pledged Share Value is less than the aggregate principal amount outstanding under the Notes, deliver additional shares ("Additional Pledged Shares") to the Collateral Agent in accordance with the terms of this Section 4 such that the Pledged Share Value shall be no less than the aggregate principal amount at any time and from time to time outstanding under the Notes; provided that the maximum number of Additional Pledged Shares that the Pledgor shall be required to deliver under this Agreement and any other Transaction Document shall not exceed 1,000,000.

(b)           All certificates representing Pledged Shares on the date hereof shall be delivered to the Collateral Agent or prior to the execution and delivery of this Agreement.  All other certificates and instruments constituting Pledged Collateral from time to time or required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Securities Purchase Agreement, including without limitation, any Additional Pledged Shares required to be pledged in accordance with Section 4(a) above (collectively the "Additional Collateral") shall be delivered to the Collateral Agent promptly upon receipt thereof by or on behalf of the Pledgor.  All such certificates and instruments shall be held by the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated share transfer forms executed in blank, all in form and substance reasonably satisfactory to the Buyers.  If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Pledgor shall cause the Collateral Agent (or its designated custodian, nominee or other designee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent (or its designated custodian, nominee or other designee), acting upon the written direction of the Buyers, with respect to such securities without further consent by the Pledgor.  If any Pledged Collateral consists of securities entitlements, the Pledgor shall transfer such securities entitlements to the Collateral Agent (or its designated custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent (or its designated custodian, nominee or other designee) without further consent by the Pledgor.

(c)           Promptly upon the receipt by the Pledgor of any Additional Collateral and contemporaneously with any delivery of Additional Pledged Shares in accordance with Section 4(a), a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Annex I hereto (a "Pledge Amendment"), shall be delivered to the Collateral Agent, in respect of the Additional Collateral which is or are to be pledged pursuant to this Agreement and the Securities Purchase Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedule I hereto.  The Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 6 with respect to such Additional Collateral.

(d)           If the Pledgor shall receive, by virtue of the Pledgor’s being or having been an owner of any Pledged Share, any (i) share certificate (including, without limitation, any certificate representing a share dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, share split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 8 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such share certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from the Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(e)           The Pledgor shall use its reasonable best efforts to procure the entry in the register of members of the Company pursuant to section 66(8) of the BVI Business Companies Act, 2004 (British Virgin Islands) the details of this Pledge and of any Pledge Amendment.

SECTION 5.          Taxes.

(a)           All payments made by the Pledgor hereunder or under the Put Agreement shall be made in accordance with the terms of the Put Agreement and shall be made without set-off, counterclaim, deduction or other defense.  All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Buyer by the jurisdiction in which such Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes").  If the Pledgor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under the Put Agreement:

(i)           the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Buyer pursuant to this sentence) each Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii)          the Pledgor shall make such deduction or withholding,

(iii)         the Pledgor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv)         as promptly as possible thereafter, the Pledgor shall send the Buyers an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Buyers, as the case may be) showing payment.  In addition, the Pledgor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or Put Agreement (collectively, "Other Taxes").

(b)           The Pledgor hereby indemnifies and agrees to hold the Collateral Agent and each Buyer (each an "Indemnified Party") harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by any Indemnified Party  as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or Put Agreement, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within 30 days from the date on which the Collateral Agent or such Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)           If the Pledgor fails to perform any of its obligations under this Section 5, the Pledgor shall indemnify the Collateral Agent and each Buyer for any taxes, interest or penalties that may become payable as a result of any such failure.  The obligations of the Pledgor under this Section 5 shall survive the termination of this Pledge Agreement and the payment of the Obligations and all other amounts payable hereunder.

SECTION 6.          Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)           The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive first refusal or other similar rights.  All other shares of stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

(b)           The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest and Lien created by this Agreement, restrictions on transfer imposed by the Securities Act of 1933, as amended, (the “Securities Act”) or any Permitted Liens.

(c)           The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Pledgor other than pursuant to this Agreement and the Put Agreement.

(d)           Except for the filing of an amendment to Pledgor’s Schedule 13D filed with the SEC, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest and Lien purported to be created hereby in the Pledged Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(e)           This Agreement creates a valid security interest and Lien in favor of the Collateral Agent in the Pledged Collateral, as security for the Secured Obligations.  The Collateral Agent’s having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest and Lien.  Such security interest and Lien is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected Lien, subject only to the Permitted Liens.  All action necessary or desirable to perfect and protect such security interest and Lien has been duly taken, except for the Collateral Agent’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof and entry of the details of this Pledge and of any Pledge Amendment in the register of members of the Company.

SECTION 7.          Covenants as to the Pledged Collateral.  So long as any Secured Obligations shall remain outstanding, the Pledgor will, unless the Collateral Agent, acting pursuant to the written direction of the Buyers, shall otherwise consent in writing:

(a)           keep adequate records concerning the Pledged Collateral and permit the Collateral Agent, or any designees or representatives thereof at any time or from time to time during reasonable hours after prior written notice to examine and make copies of and abstracts from such records;

(b)           at the Pledgor’s expense, promptly deliver to the Collateral Agent a copy of each material notice or other material communication received by the Pledgor in respect of the Pledged Collateral;

(c)           at the Pledgor’s expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d)           at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral;

(e)           not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly required or permitted by the Put Agreement or this Agreement;

(f)           not create or suffer to exist any Lien, upon or with respect to any Pledged Collateral except for the Lien created hereby, restrictions on transfer imposed by the Securities Act or any Permitted Lien;

(g)           not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral; and

(h)           not take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Pledged Collateral.

SECTION 8.          Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)           the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Securities Purchase Agreement or the Notes;

(ii)           the Pledgor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted hereby and by the Put Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, distribution, interest or other payment which at the time of such dividend, distribution, interest or other payment was not permitted by the Securities Purchase Agreement, shall be, and shall forthwith be delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary endorsement and/or appropriate share transfer forms duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations; and

(iii)         the Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 8(a) and to receive the dividends, distributions, interest and other payments which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 8(a), in each case, to the extent that the Collateral Agent has possession of such Pledged Collateral.

(b)           As used in this Agreement, an “Event of Default” shall mean the Pledgor’s failure to perform or comply with any covenant or agreement contained in this Agreement or the Put Agreement in any material respect, including, without limitation, Pledgor’s obligation to deliver Additional Pledged Shares to the Collateral Agent in accordance with this Agreement or to exchange any Note and/or any Warrant into Common Shares or exchange any Additional Conversion Obligations (as defined in the Put Agreement) into Common Shares, in each case, pursuant to the terms of the Put Agreement and the continuation of such failure of performance or compliance for three (3) Business Days.  Upon the occurrence and during the continuance of an Event of Default:

(i)           all rights of the Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 8, and to receive the dividends, distributions, interest and other payments which he would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 8, shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions, interest and other payments;

(ii)          without limiting the generality of the foregoing, the Collateral Agent may at his option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of the Pledged Collateral or upon the exercise by any issuer of the Pledged Collateral of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as the Buyers may determine; and

(iii)         all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 9.          Additional Provisions Concerning the Pledged Collateral.

(a)           The Pledgor hereby (i) authorizes the Buyers or the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral, without the signature of the Pledgor where permitted by law, (ii) ratifies such authorization to the extent that the Buyers or the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, without the signature of the Pledgor prior to the date hereof and (iii) authorizes the Collateral Agent to execute any agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments or other documents that are related to the security interest and Lien of the Collateral Agent in the Pledged Collateral or as provided under Article 8 or Article 9 of the Code or any other applicable uniform commercial code or other law in any appropriate filing office. Not withstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(b)           The Pledgor hereby irrevocably appoints the Collateral Agent as his attorney-in-fact and proxy, with full authority in the place and stead and in his name or otherwise, from time to time in the Buyers’ discretion to take any action and to execute any instrument which the Buyers may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 8(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.  This power is coupled with an interest and is irrevocable until the termination of this Agreement.

(c)           If the Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

(d)           Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgor.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e)           The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f)           Upon the occurrence and during the continuation of any Default or Event of Default, the Collateral Agent may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 8(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 10.        Remedies Upon Default.  If any Event of Default shall have occurred and be continuing:

(a)           The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, or deliver Pledged Collateral to the Holders of the Notes and the Holders of the Warrants in accordance with the Put Agreement.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to any of the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Pledgor recognizes that it may be impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for its own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that unless a registration statement is in effect with respect to the resale of the Pledged Shares, the Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.  The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

(c)           Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 11 hereof) by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect consistent with the provisions of the Put Agreement.

(d)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 11.        Indemnity and Expenses.

(a)           The Pledgor hereby agrees to indemnify and hold the Collateral Agent (and all of its officers, directors, employees, attorneys, consultants) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities arising or resulting directly from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(b)           The Pledgor shall be obligated for, and will upon demand pay to the Collateral Agent the reasonable amount of any and all out-of-pocket costs and expenses, including the reasonable fees and disbursements of the Collateral Agent’s counsel and of any experts which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 12.        Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by Federal Express or other recognized courier service (return receipt requested), telecopied or delivered, if to the Pledgor, to him at the address specified in the Put Agreement or if to the Collateral Agent, to it at the address specified in the Securities Purchase Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 12.  All such notices and other communications shall be effective (i) if sent by certified mail, postage prepaid, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered or sent by Federal Express or other recognized courier service (return receipt requested), upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 13.        Security Interest Absolute.  All rights of the Collateral Agent, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of:  (i) any lack of validity or enforceability of the Securities Purchase Agreement, the Notes or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Securities Purchase Agreement, the Notes or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations (other than the payment in full of the Secured Obligations).  All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 14.        Beneficial Ownership.  The Collateral Agent shall not have the right to exercise its rights under this Agreement, to the extent that after giving effect to such exercise, any Buyer (together with such Buyer's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise. In connection herewith, the Collateral Agent shall have the right to inquire as to the beneficial ownership of any Buyer, before exercising any rights hereunder with respect to such Buyer.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by any Buyer and its affiliates shall include the number of shares of Common Stock subject to the exercise of the rights under this Agreement, but shall exclude shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or unconverted portion of any securities of the Company beneficially owned by such Buyer and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Agreement, in determining the number of outstanding shares of Common Stock, the Buyers may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 20-F, Form 6-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Collateral Agent or the Buyers, the Company shall within two (2) Business Days confirm orally and in writing to such Person the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Buyers and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company and the Collateral Agent, the Buyers may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and the Collateral Agent.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

SECTION 15.        Miscellaneous.

(a)           No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under the Put Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Collateral Agent provided herein and in the Put Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Collateral Agent under the Put Agreement against any party thereto are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights under the Put Agreement against such party or against any other Person.

(c)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)           This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the termination of this Agreement in accordance with the terms hereof and (ii) be binding on the Pledgor and his heirs and assigns and shall inure, together with all rights and remedies of the Collateral Agent, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent may assign or otherwise transfer its rights and obligations under this Agreement and the Put Agreement to any other Person pursuant to the terms of the Securities Purchase Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent shall mean the assignee of the Collateral Agent.  None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without such consent shall be null and void.

(e)           Notwithstanding anything to the contrary in this Agreement, (i) this Agreement (along with all powers of attorney granted hereunder) and the security interests and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor upon expiration or termination of the Put Agreement, and (ii) the Collateral Agent will, upon the Pledgor’s request and at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral (to the extent delivered to the Collateral Agent) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof or delivered pursuant to the Put Agreement, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f)           The internal laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest and Lien created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

(g)           Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in Manhattan or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County in connection with any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.  No party to this Agreement may move to (i) transfer any such suit, action or proceeding brought in such New York court or federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York court or federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such New York court or federal court for the purpose of bringing the same in another jurisdiction.  Each party to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or the other Transaction Documents in any New York court sitting in New York County or any federal court sitting in the Southern District of New York.

(h)           The Pledgor hereby appoints C T Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in New York.  Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Pledgor or any property of the Pledgor in any other jurisdiction.

(i)           The Pledgor irrevocably and unconditionally waives any right he may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(j)           Notwithstanding anything to the contrary contained in this Agreement or in the Transaction Documents (i) except as expressly provided in the Put Agreement and this Agreement, no recourse may be taken  pursuant to this Agreement or the Put Agreement or pursuant to any other Transaction Document to the extent arising from the provisions of this Agreement or the Put Agreement, directly or indirectly, against Pledgor (solely in its capacity as a holder of Common Shares) or against any assets of the Pledgor for the payment of principal of, interest on, or any amount due under, the Notes or for any claim with respect to the obligations of the Company under or based on any Transaction Document or any failure by the Company to perform or observe any of the terms and conditions of the Transaction Documents, and (ii) the recourse of the Collateral Agent for the Secured Obligations under the Put Agreement and under this Agreement (including, without limitation, Secured Obligations under Section 5, Taxes, Section 10, Remedies Upon Default and Section 11, Indemnity and Expenses, of this Agreement), shall be limited solely to the Pledgor’s equity interests in the Pledged Collateral and any Additional Collateral.

(k)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS.

(l)           The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

 [Signature Page Follows]

In Witness Whereof, the Pledgor has executed and delivered this Agreement as of the date first above written.

By:
Name:	Jinxiang Lu

ACCEPTED BY:

HUDSON BAY FUND LP,
as Collateral Agent

By:
Name: HUDSON BAY CAPITAL MANAGEMENT LP / BY: YOAV ROTH
Title: INVESTMENT MANAGER / AUTHORIZED SIGNATORY

or

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:
Name: Jinxiang Lu
Title: Chief Executive Officer

SCHEDULE I TO PLEDGE AGREEMENT

Pledged Shares

Pledgor	Name of Issuer	Number of Shares	% of Shares	Class	Certificate No.(s)

Jinxiang Lu	A-Power Energy Generation Systems, Ltd.	4,000,000	11.87	Common Stock	AP 22

Jinxiang Lu	A-Power Energy Generation Systems, Ltd.	1,000,000	2.97%	Common Stock	AP 23

Jinxiang Lu	A-Power Energy Generation Systems, Ltd.	1,000,000	2.97%	Common Stock	AP 24

ANNEX I

TO

PLEDGE AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated ___________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of _______________, made by ___________ in favor of Hudson Bay Fund LP, as Collateral Agent for the Buyers, (the "Collateral Agent") as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the shares or other equity interests listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the obligations referred to in such Pledge Agreement.

Pledged Shares

Pledgor	Name of Issuer	Number of Shares or Other Equity Interests	Class	Certificate No(s)

[PLEDGOR]

By:
[SHAREHOLDER]

Exhibit E

PUT AGREEMENT

PUT AGREEMENT (the "Agreement"), dated as of June 19, 2009, by and among Jinxiang Lu, a natural person in his personal capacity and not in his capacity as an officer, director, employee or agent of the Company or any of its Subsidiaries (the "Shareholder"), _________ (the "Investor") and A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands, with headquarters located at No. 44 Jingxing Road, Tiexi District, Shenyang, Liaoning Province, China 110021 (the "Company").

WHEREAS:

A.           In connection with the Securities Purchase Agreement, by and among the Company, the Investor and the other investors listed on the Schedule of Investors attached thereto (each, a "Buyer" and collectively, the "Buyers") of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) senior convertible notes (the "Notes") which will be convertible into the Company's common shares, par value $0.0001 per share (the "Common Shares") (as converted, collectively, the "Conversion Shares") and (ii) warrants (the "Warrants"), which will be exercisable to purchase Common Shares (as exercised collectively, the "Warrant Shares").

B.           Concurrently herewith, the Company, the Shareholder and Hudson Bay Fund LP, as collateral agent for the Buyers (in such capacity, and not in its capacity as a Buyer or a holder of Notes or Warrants, the "Collateral Agent," which term includes the successor collateral agent appointed pursuant to Section 4(y) of the Securities Purchase Agreement) have entered into that certain Pledge Agreement, pursuant to which the Shareholder has agreed to pledge certain Common Shares owned by the Shareholder (the "Pledged Shares") to the Collateral Agent including shares deliverable pursuant to this Agreement.

C.           As a condition to the Investor's extending credit to the Company pursuant to the Note, the Shareholder and the Investor desire, at the option of the Investor, from time to time, to exchange any Notes of the Investor and/or Warrants of the Investor, in whole or in part, for the Pledged Shares and/or, under certain circumstances, the Investor's right to forgo Additional Conversion Obligations (as defined below) in exchange for Pledged Shares (as exchanged, collectively, the "Exchange Shares") in accordance with the terms and conditions set forth herein.

D.           Concurrently herewith the Buyers (other than the Investor) (the "Other Buyers") are also entering into agreements identical to this Agreement (the "Other Agreements") with the Company.

E.           Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

NOW, THEREFORE, the Shareholder, the Investor and the Company hereby agree as follows:

1.           EXCHANGE OF NOTES AND WARRANTS.  Subject to the terms of this Agreement, each Note and each Warrant of the Investor shall be exchangeable into Exchange Shares from time to time, on the terms and conditions set forth in this Agreement and shall not be limited by any event or circumstance affecting the Company or whether or not the Company is in compliance with its obligations under the Notes and/or Warrants, except as expressly set forth herein.

(a)           Exchange Right.  Subject to the limitations set forth in Section 1(h) below and in accordance with the applicable provisions of Section 1(b) below, during the Exchange Period (as defined below), each holder of a Note or Warrant subject to this Agreement (each, a "Holder") shall be entitled to (i) exchange any portion of the outstanding and unpaid Conversion Amount (as defined in the Note) of such Holder's Note into such number of fully paid and nonassessable Exchange Shares equal to the Note Exchange Amount (as defined below) (each, a "Note Exchange"), (ii) exchange any unexercised portion of such Holder's Warrants into such number of fully paid and nonassessable Exchange Shares equal to the applicable Warrant Exchange Amount (as defined below) (each, a "Warrant Exchange"), and/or (iii) forgo such Holder's right to receive Additional Conversion Obligations in exchange for such number of fully paid and nonassessable Exchange Shares equal to the Payment Default Exchange Amount (as defined below).  The Shareholder shall not deliver any fraction of a share of Exchange Shares upon any exchange.  If the delivery would result in the transfer of a fraction of a share of Exchange Shares, the Shareholder shall round such fraction of a share of Exchange Shares up to the nearest whole share.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the transfer and delivery of Exchange Shares upon any exchange hereunder.  For purposes hereof, "Exchange Period" means the period beginning on the first day immediately after the six month anniversary of the Closing Date and ending on the earlier of (I) forty-five (45) days after the later of (A) the Adjustment Date (as defined in the Note) and (B) the Shareholder Approval Date and (II) the date when (i) all obligations of the Company to deliver Conversion Shares (as defined in the Note) pursuant to the Note have been satisfied and the Note is no longer held by an Unaffiliated Holder (as defined below), (ii) all obligations of the Shareholder to deliver Exchange Shares hereunder in connection with any Note Exchange, Warrant Exchange or Payment Default Exchange have been satisfied, (iii) all payment obligations of the Company hereunder owed to the Holder have been satisfied and (iv) all obligations of the Company to deliver Warrant Shares (as defined in the Warrant) pursuant to the Warrant have been satisfied and the Warrant is no longer outstanding.

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(b)           Mechanics of Exchange.

(i)           Optional Exchange.  To (A) exchange any Note or Warrant, in whole or in part, into Exchange Shares or (B) forgo the Holder's right to receive Additional Conversion Obligations in exchange for Exchange Shares pursuant to a Payment Default Exchange as contemplated in Section 1(b)(iii) below, on any date (the date of the delivery of the applicable notice set forth below, each an "Exchange Date"), a Holder shall (A) transmit by facsimile (or otherwise deliver in accordance with Section 15(f)), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I (the "Exchange Notice") and a copy of the Written Direction in the form attached hereto as Schedule I to Exhibit I to the Company, the transfer agent of the Company (the "Transfer Agent"), the Shareholder and the Collateral Agent, and (B) if such Exchange Notice includes a Warrant Exchange, either (x) pay to the Shareholder an amount equal to the applicable Exercise Price (as defined in the Warrant) multiplied by the number of Warrant Shares as to which such Warrant is being exchanged (the "Aggregate Exchange Price") in cash or by wire transfer of immediately available funds or (y) notify the Shareholder that such Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(b)(ii) below) and (C) with respect to an exchange of any Note or Warrant, if required by Section 1(f) below, surrender the applicable Note and/or Warrant to a common carrier for delivery to the Shareholder as soon as practicable on or following such date (or an indemnification undertaking reasonably acceptable to the Company with respect to the applicable Note and/or Warrant in the case of its loss, theft or destruction).  On or before the first (1st) Trading Day following the date of receipt of an Exchange Notice, the Company and the Shareholder shall transmit by facsimile a confirmation of receipt of such Exchange Notice to such Holder, the Collateral Agent and the Transfer Agent.  On or before the second (2nd) Trading Day following the date of receipt of an Exchange Notice (the "Share Delivery Date"), the Shareholder shall request the Collateral Agent to release from the Pledged Collateral (as defined in the Pledge Agreement) and deliver, and the Company shall facilitate such release and delivery, (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, and such Exchange Shares do not require the placement of any legends restricting transfer of such Exchange Shares, upon the request of such Holder, by crediting such aggregate number of Exchange Shares to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (y) if (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (II) such Exchange Shares require the placement of legends restricting transfer of such Exchange Shares as required by Section 1(e) below, by transferring and delivering to the address as specified in the Exchange Notice, of a certificate, registered in the name of such Holder or its designee, for the aggregate number of Exchange Shares to which such Holder shall be entitled, which certificate shall, in the case of clause (II), bear a legend in accordance with Section 1(e).  Upon any such transfer of any Exchange Shares to such Holder, such Holder shall have good and marketable title to such shares, free and clear of any liens, encumbrances, restrictions, rights of first refusal or rights of any other Person (including, without limitation, the pledge of such Exchange Shares pursuant to the Pledge Agreement which shall be automatically released solely with respect to such shares upon the consummation of such exchange), except with respect to any restrictions on transfer pursuant to applicable securities laws.  If the applicable Note is physically surrendered for exchange as required by Section 1(f) and the outstanding Principal (as defined in the Note) of such Note is greater than the Principal portion of the Conversion Amount being exchanged, then the Company shall as soon as practicable and in no event later than Share Delivery Date and at its own expense, issue and deliver to such Holder a new Note (in accordance with Section 18(d) of such Note) representing the outstanding Principal not exchanged.  If a Warrant is physically surrendered for exchange as required by Section 1(f) and the number of Warrant Shares represented by such Warrant is greater than the number of Warrant Shares being acquired upon such exchange, then the Company shall as soon as practicable and in no event later than the Share Delivery Date and at its own expense, issue a new Warrant (in accordance with Section 8(d) of such Warrant) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exchange under such Warrant, less the number of Exchange Shares with respect to which such Warrant is exchanged.  The Company, the Shareholder and the Transfer Agent shall treat for all purposes the Person or Persons entitled to receive the Exchange Shares as the transferee or transferees of such Exchange Shares on the Exchange Date.

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(ii)           Cashless Exchange of a Warrant.  After the six month anniversary of the date of this Agreement, if a Registration Statement (as defined in the Registration Rights Agreement) covering the delivery to the Holder pursuant to such Registration Statement of the Warrant Shares that are subject to an applicable Exchange Notice is not available for such registered delivery by Mr. Lu (the "Unavailable Warrant Shares") (other than as a result of the occurrence of an Allowable Grace Period (as defined in the Registration Rights Agreement) that occurs prior to the four year anniversary of the date hereof), each Holder, in its sole discretion, during the Exchange Period, may exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to Mr. Lu upon such exercise in payment of the Aggregate Exchange Price, elect instead to receive upon such exercise the "Net Number" of Common Shares determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which the Warrant is then being exercised.

B=	the Weighted Average Price of the Common Shares (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exchange Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(iii)           Additional Conversion Obligations Payable in a Note Exchange.

(A)           In addition to the foregoing, in connection with any Note Exchange, on the applicable Share Delivery Date, to the extent the Company has not satisfied such obligation pursuant to the Note, the Company shall pay to the exchanging Holder in cash the Additional Conversion Obligations. For purposes of this Agreement (i) "Additional Conversion Obligations" means the sum of (I) the Exchange Make-Whole Amount (as defined below) and (II) any accrued and unpaid Interest (as defined in the Note) on the Conversion Amount of the Holder's Note subject to such Note Exchange and Late Charges (as defined in the Note), if any on such Conversion Amount and Interest, and (ii)  "Exchange Make-Whole Amount" means the amount of any Interest that, but for such Holder's Note Exchange, would have accrued with respect to the Conversion Amount of the Holder's Note subject to such Note Exchange at the Interest Rate (as defined in the Note) (assuming the Interest Adjustment Rate (as defined in the Note) then in effect as of the applicable Exchange Date is the Interest Adjustment Rate through the Maturity Date) for the period from the applicable Exchange Date through the Maturity Date, discounted to present value, using the published yield on two year notes of the U.S. federal government on the Exchange Date.

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(B) Notwithstanding the foregoing, if the Company shall fail to pay to such Holder any Additional Conversion Obligations when due in connection with a Note Exchange (a "Payment Default"), the Holder shall be entitled to forgo the Holder's right to receive Additional Conversion Obligations from the Company in exchange for such number of fully paid and nonassessable Exchange Shares at the Payment Default Exchange Rate (a "Payment Default Exchange").  The Exchange Shares delivered by Mr. Lu in satisfaction of the Company's obligation to pay Additional Conversion Obligations shall be referred to as "Lu Additional Conversion Shares". To exercise such right, the Holder shall deliver the notices and follow the procedures set forth in Section 1(b)(i) above.

(c)           Note Exchange Rate; Warrant Exchange Amount; Payment Default Exchange Rate.

(i)           The number of Exchange Shares to be delivered pursuant to a Note Exchange shall be determined by dividing (x) the applicable Conversion Amount subject to the Note Exchange by (y) the Conversion Price (as defined in the Note) (the "Note Exchange Amount").

(ii)           The number of Exchange Shares to be delivered pursuant to a Warrant Exchange shall equal the number of Warrant Shares issuable upon exercise of the Warrant being transferred (as adjusted to the extent such Holder elects to effect a cashless exchange) (the "Warrant Exchange Amount").

(iii)           The number of Exchange Shares to be delivered pursuant to a Payment Default Exchange shall be determined by dividing (x) the amount of the Additional Conversion Obligations subject to the Payment Default that a Holder has agreed to forgo by (y) the Payment Default Conversion Price (the "Payment Default Exchange Amount").  As used herein, "Payment Default Conversion Price" means the lowest of (i) the then applicable Conversion Price (as defined in the Note), (ii) that price which shall be computed as 80% of the Market Price (as defined in the Note) as of the date of delivery of the applicable Exchange Notice requiring the payment of the Additional Conversion Obligations that resulted in such Payment Default and (iii) that price which shall be computed as 80% of the Market Price as of the date of delivery of the Exchange Notice with respect to the applicable Payment Default Exchange.  All such prices shall be appropriately adjusted for any share split, share dividend, share combination or other similar transaction that proportionately decreases or increases the market price of the Common Shares either during any period in which a Market Price is determined or prior to the applicable Exchange Date.

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(d)           Company's Failure to Timely Exchange.  If the Shareholder shall fail to deliver a certificate to the Holder or credit the Holder's balance account with DTC, as applicable, for such number of Common Shares to which the Holder is entitled upon a Note Exchange, Warrant Exchange and/or Payment Default Exchange on or prior to the date which is three (3) Trading Days after the Exchange Date (an "Exchange Failure"), and if on or after such Exchange Failure the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Exchange Shares issuable upon such exchange that the Holder anticipated receiving from the Shareholder (an "Exchange Shares Buy-In"), then within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (x) the Company shall pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable out-of-pocket brokerage expenses, if any) for the Common Shares so purchased (the "Exchange Shares Buy-In Price"), at which point the Shareholder's obligation to deliver a certificate to the Holder (and to deliver such Exchange Shares) or credit the Holder's balance account with DTC for such Exchange Shares shall terminate, or (y) the Shareholder shall promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Exchange Shares or credit such Holder's balance account with DTC and the Company shall pay cash to the Holder in an amount equal to the excess (if any) of the Exchange Shares Buy-In Price over the product of (I) such number of Exchange Shares, times (II) the Closing Bid Price (as defined in the Note) on the Exchange Date.

(e)           Legends.  The Investor understands that, unless the Exchange Shares are transferred to the Investor by Mr. Lu pursuant to an effective registration statement, until such time as the delivery of the Exchange Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates representing the Exchange Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, IF APPLICABLE, UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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The legend set forth above shall be removed and the Shareholder shall deliver, or the Company shall re-issue, as applicable, a certificate without such legend to the holder of the Exchange Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC if, unless otherwise required by state securities laws, (i) such Exchange Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel to the holder, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Exchange Shares may be made without registration under the applicable requirements of the 1933 Act, (iii) the Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, if applicable; provided, that such holder provides the Company with reasonable assurance that such Exchange Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, if applicable, or (iv) the Exchange Shares are transferred to the Investors by Mr. Lu pursuant to an effective resale registration statement.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance or delivery.

(f)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon exchange of any portion of a Note and/or Warrant in accordance with the terms hereof, a Holder shall not be required to physically surrender such Note or Warrant to the Company or the Shareholder, as applicable, unless (A) with respect to any Note, the full Conversion Amount represented by such Note is being exchanged, (B) with respect to any Warrant, the entire Warrant is being exchanged or (C) such Holder has provided the Company and the Shareholder with prior written notice (which notice may be included in an Exchange Notice) requesting reissuance of such Note and/or Warrant upon physical surrender of such Note and/or Warrant.  Such Holder, the Shareholder and the Company shall maintain records showing the Principal and Interest of any Note exchanged, the number of Warrant Shares issuable upon any Warrant exchanged and the dates of such exchanges or shall use such other method, reasonably satisfactory to such Holder and the Shareholder, so as not to require physical surrender of any Note or Warrant upon exchange.

(g)           Disputes.  In the event of a dispute as to the number of Exchange Shares transferable to such Holder in connection with a Note Exchange, a Warrant Exchange and/or a Payment Default Exchange, the Shareholder and the Company shall cause the transfer and delivery to such Holder of the number of Exchange Shares not in dispute and resolve such dispute in accordance with Section 11.

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(h)           Limitations on Exchanges.

(i)           Beneficial Ownership.  The Shareholder shall not effect, and the Company shall not recognize, facilitate or effect, any exchange of any Note or Warrant, and a Holder of any Note or Warrant shall not have the right to exchange any portion of any Note or Warrant, pursuant to this Section 1 or otherwise, to the extent that after giving effect to such exchange, such Holder (together with such Holder's affiliates) would beneficially own in excess of 4.99% ("Maximum Percentage") of the number of Common Shares outstanding immediately after giving effect to such exchange.  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Holder and its affiliates shall include the maximum number of Common Shares deliverable upon exchange of the Note and Warrant of such Holder with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be deliverable upon (A) exchange of the remaining, nonexchanged portion of the Note and Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise, conversion or exchange of the unexercised, unconverted or nonexchanged portion of any other securities of the Company (including, without limitation, any Notes or Warrants of any other Holder) subject to a limitation on exchange, conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 1(h)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.  For purposes of this Section 1(h)(i), in determining the number of outstanding Common Shares, the Company, the Shareholder and such Holder may rely on the number of outstanding Common Shares as reflected in (x) the most recent Annual and Transition report of Foreign Private Issuers on Form 20-F or Report of Foreign Issuer on Form 6-K of the Company or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other more recent notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  For any reason at any time, upon the written or oral request of such Holder, the Company shall within two (2) Business Days confirm in writing to such Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Exchange Shares shall be determined after giving effect to the conversion, exchange or exercise of securities of the Shareholder, including any Note or Warrant, by such Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported.  By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (x) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and the Shareholder and (y) any such increase or decrease will apply only to the Holder and not to any other holder of Notes or Warrants.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(h)(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(ii)           Maximum Shareholder Shares.  The Shareholder shall not deliver any Exchange Shares upon exchange of any Note or Warrant, whether pursuant to the applicable Section 1, the Pledge Agreement or otherwise, if the delivery of such Exchange Shares would require the delivery of more than the sum of (x) 6,000,000 and (y) the number of Additional Pledged Shares (as defined in the Pledge Agreement) pledged pursuant to the Pledge Agreement, up to a maximum number of 1,000,000 Additional Pledged Shares, in the aggregate (in each case, as adjusted for any stock dividend, stock split, stock combination or other similar transaction affecting the Exchange Shares after the Issuance Date) (the "Maximum Share Cap").  No Buyer shall have delivered to it, upon exchange of Notes or Warrants, a number of Exchange Shares in an amount greater than the product of the Maximum Share Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the "Maximum Share Cap Allocation").  In the event that any Buyer shall sell or otherwise transfer any of such Buyer's Notes, the transferee shall be allocated a pro rata portion of such Buyer's Maximum Share Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Maximum Share Cap Allocation allocated to such transferee.  In the event that any such holder shall have converted and exchanged such holder's Notes and Warrants in their entirety (such that such holder no longer has any Notes or Warrants) and such holder shall have received a number of Exchange Shares which, in the aggregate, is less than such holder's Maximum Share Cap Allocation, then the difference between such holder's Maximum Share Cap Allocation and the number of Exchange Shares actually delivered to such holder shall be allocated to the respective Maximum Share Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

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2.      PURCHASE RIGHTS.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares  (other than Pill Rights (as defined in the Note)) (the "Purchase Rights"), then such Holder will be entitled to receive from the Shareholder, but only to the extent such Holder has not already received such Purchase Rights from the Company, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Shareholder is entitled to, which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete exchange of the Note of such Holder (without taking into account any limitations or restrictions on the convertibility or exchange of such Note) and/or Warrant of such Holder (without taking into account any limitations or restrictions on the exercisability or exchange of such Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

3.      OTHER CORPORATE EVENTS.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "Corporate Event"), the Company and the Shareholder shall make appropriate provision to insure that such Holder will thereafter have the right to receive upon an exchange of any Note or Warrant, at such Holder's option, (i) in addition to the Common Shares receivable upon such exchange, such securities or other assets to which such Holder would have been entitled with respect to such Common Shares had such Common Shares been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility, exercisability or exchange of any Note or Warrant) or (ii) in lieu of the Common Shares otherwise receivable upon such exchange, such securities or other assets received by such holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had this Agreement initially included exchange rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Note Exchange Rate, the Warrant Exchange Amount or the Payment Default Amount, as applicable, but only to the extent such Holder has not already received the securities or assets contemplated to be received pursuant to such Corporate Event pursuant to the Notes or Warrants.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of a majority of the Registrable Securities.  The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion, exercise, exchange or redemption of any Note or Warrant.

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4.      PARTICIPATION.  Each Holder, as a Holder of Notes and/or Warrants, shall be entitled to receive upon a Note Exercise or Warrant Exercise such dividends paid and distributions (other than Pill Rights) made to the Shareholder in his capacity as a holder of the Exchange Shares to the same extent as if such Holder had exchanged its Note and Warrant into Exchange Shares (without regard to any limitations on exchange herein or elsewhere (other than Section 1(h)(ii) hereof)) and had held such Exchange Shares on the record date for such dividends and distributions; provided, that such payments shall be made if and only to the extent such Holder receives Exchange Shares in a Note Exchange, Warrant Exchange and/or Payment Default Exchange but only to the extent the Holder does not receive such payment or distribution from the Company on or prior to the applicable Share Delivery Date.  Until Exchange Shares are exchanged in a Note Exchange, Warrant Exchange and/or Payment Default Exchange, any such dividends paid or distributions made with respect to such Exchange Shares shall be Pledged Collateral pursuant to, and delivered by the Company to the Collateral Agent to be held in accordance with the Pledge Agreement.  Each Holder, as a Holder of Notes and/or Warrants, shall be entitled to receive any Pill Rights (or, at the option of such Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company) from the Shareholder, but only to the extent such Holder has not already received such Pill Rights from the Company, made to the holders of Common Shares concurrently with any Note Exchange, Warrant Exchange and/or Payment Default Exchange hereunder to the same extent as if the Holder had held such Common Shares on the record date for such dividend or distribution of Pill Rights.

5.      REPRESENTATIONS AND WARRANTIES.

(a)           The Shareholder hereby represents and warrants to the Investor as follows:

(i)           The Shareholder has the legal capacity and right to execute, deliver, enter into, consummate and perform this Agreement.

(ii)           The Shareholder is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the 1933Act) and he is acting for his own account and will acquire any Notes and Warrants for his own account and not with a view to, or for sale in connection with, any distribution or resale of the Notes and Warrants or his or her rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the 1933 Act.

(iii)           The Shareholder understands that, except as provided in the Registration Rights Agreement, the Notes and Warrants have not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or an exemption from such registration is available.

(iv)           The Shareholder has all requisite power and authority to execute, deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement.  This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against him in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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(v)           The execution and delivery by the Shareholder of this Agreement does not and the consummation by the Shareholder of the transactions contemplated hereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Shareholder is a party, or (b) result in a violation of any law, rule, regulation, order, judgment or decree including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the "Principal Market") and applicable laws of the British Virgin Islands and of the People's Republic of China ("China")) applicable to the Shareholder, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Shareholder to perform its obligations hereunder.

(vi)           No consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, except for the filing of one or more amendments to the Schedule 13D previously filed by the Shareholder.

(vii)           There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Shareholder, threatened against the Shareholder, which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(viii)           The Shareholder has good and valid title to the Exchange Shares free and clear of lien, mortgage, security interest, pledge, charge or encumbrance of any kind ("Liens"), other than restrictions on transfer arising under the 1933 Act.  Delivery of the Exchange Shares to the Investor will pass to the Investor good and valid title to the Exchange Shares, free and clear of Liens other than those of the Investor or under securities laws.

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(ix)           The Shareholder (i) is a sophisticated person with respect to the Note Exchanges, the Warrant Exchanges and the Payment Default Exchanges, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Note Exchanges, the Warrant Exchanges and the Payment Default Exchanges; and (iii) has independently and without reliance upon the Investors or the Buyers, and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  The Shareholder is acting solely for the Shareholder's own account, and has made the Shareholder's own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for the Shareholder based upon the Shareholder's own judgment and upon advice of such advisors as the Shareholder deems necessary.  The Shareholder acknowledges and agrees that the Shareholder is not relying, and has not relied, upon any communication (written or oral) of the Investor or any affiliate, employee or agent of the Investor with respect to the legal, accounting, tax or other implications of this Agreement and that the Shareholder has conducted the Shareholder's own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.  The Shareholder acknowledges that the Investor has not given Shareholder any investment advice, credit information or opinion on whether to consummate the Note Exchanges, the Warrant Exchanges and the Payment Default Exchanges.  The Shareholder acknowledges that neither the Investor nor any affiliate, employee or agent of the Investor is acting as a fiduciary for or an advisor to the Shareholder in respect of this Agreement.

(x)           The Shareholder understands that the Notes and Warrants are being offered and exchanged to him or her in reliance on specific exemptions from the registration requirements of United States federal and state securities laws.

(xi)           The Shareholder understands that the Notes and the Warrants shall bear the legends set forth in Section 2(g) of the Securities Purchase Agreement and, except as consented to by the Company, such legends shall not be removed except in accordance with Section 2(g) of the Securities Purchase Agreement.

(xii)           The Shareholder is not acquiring the Notes or Warrants as a result of any advertisement, article, notice or other communication regarding the Notes or Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(xiii)          The Shareholder has not, and to his knowledge no one acting on his or her behalf, has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company.

(xiv)          The Shareholder has not taken any action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(xv)           The Shareholder understands and acknowledges that the Note Exchange Rate, the Warrant Exchange Amount and the Payment Default Exchange Rate will increase in certain circumstances.  The Shareholder further acknowledges that its obligation to exchange the Exchange Shares for the Notes and/or the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect (subject to the Maximum Share Cap) that such issuance may have on the ownership interests of the Shareholder or other shareholders of the Company.

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(b)           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Shareholder as follows:

(i)           The Investor is an entity duly organized and validly existing under the laws of the jurisdiction of its formation.

(ii)           The Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act and the Investor will acquire the Exchange Shares solely for its own account (or in connection with, or pursuant to, one or more participation agreements by such Buyer with, and for the benefit of, one or more funds or managed accounts that are "accredited investors" (as defined in Rule 501(a) of Regulation D) that are managed by the investment manager of such Buyer)  and not with a view to, or for sale in connection with, any distribution or resale of the Exchange Shares or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the 1933 Act.

(iii)           The Investor understands that, except as provided in the Registration Rights Agreement, the Exchange Shares have not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or an exemption from such registration is available.

(iv)           The Investor has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Investor and shall constitute the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(v)           The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (b) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(vi)           No consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Investor of this Agreement or the consummation by the Investor of the transactions contemplated hereby.

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(vii)         There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Investor, threatened against the Investor, which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(viii)        The Investor has good and valid title to the Notes and the Warrants free and clear of any Liens, other than restrictions on transfers arising under the 1933 Act.  Delivery of the Notes and the Warrants to the Shareholder will pass to the Shareholder good and valid title to the Notes and the Warrants, free and clear of Liens other than those of the Shareholder or under securities laws.

(ix)           The Investor (i) is a sophisticated person with respect to the Note Exchanges, the Warrant Exchanges and the Payment Default Exchanges, (ii) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Note Exchanges, the Warrant Exchanges and the Payment Default Exchanges; and (iii) has independently and without reliance upon the Shareholders, and based on such information as the Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement.  The Investor has made the Investor's own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for the Investor based upon the Investor's own judgment and upon advice of such advisors as the Investor deems necessary.  The Investor acknowledges and agrees that the Investor is not relying, and has not relied, upon any communication (written or oral) of the Shareholder or any affiliate, employee or agent of the Shareholder with respect to the legal, accounting, tax or other implications of this Agreement and that the Investor has conducted the Investor's own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.  The Investor acknowledges that the Shareholder has not given Investor any investment advice, credit information or opinion on whether to consummate the Note Exchanges, the Warrant Exchanges and the Payment Default Exchanges.  The Investor acknowledges that neither the Shareholder nor any affiliate, employee or agent of the Shareholder is acting as a fiduciary for or an advisor to the Investor in respect of this Agreement.

(x)           The Investor understands that, unless the Exchange Shares are transferred to the Investor by Mr. Lu pursuant to an effective registration statement, the Exchange Shares will be offered and exchanged with the Investor in reliance on specific exemptions from the registration requirements of United States federal and state securities laws.

(xi)           The Investor is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Investor's knowledge, any other general solicitation or general advertisement.

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6.      COVENANTS OF THE SHAREHOLDER.

(a)           Additional Share Powers.

(i)           If at any time the Collateral Agent holds less than ten (10) share powers for the Pledged Shares, duly executed and delivered by the Shareholder and including a Medallion Guarantee, except to the extent the Company's Transfer Agent has agreed in writing to transfer the Pledged Shares without any such Medallion Guarantee (each, a "Share Power"), then no later than three (3) Business Days after the Company's or the Shareholder's receipt of a written request by the Collateral Agent for additional Share Powers, the Shareholder shall deliver to the Collateral Agent such number of Share Powers requested.

(ii)           Upon any Note Exchange, Warrant Exchange or Payment Default Exchange in which a Holder receives certificated Exchange Shares, the Shareholder shall, no later than the Share Delivery Date, cause a replacement Share Power to be delivered to the Collateral Agent.

(b)           Lock-Up Agreement. The Shareholder shall not amend or waive any provision of any of the Lock-Up Agreement between the Shareholder and the Company except to extend the term of the lock-up period.

(c)           Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Memorandum and Articles of Association, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all of the provisions of this Agreement and take all action as may be required to protect the rights of the Investor and the Holders of the Notes and Warrants set forth herein.  The Shareholder hereby covenants and agrees that he will not avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all of the provisions of this Agreement and take all actions as may be reasonably required to protect the rights of the Investor as the Holder of the Notes and Warrants set forth herein. For the avoidance of doubt, solicitation by the Company in accordance with the requirements of the Notes and the Securities Purchase Agreement of the consents of the Required Noteholders to any amendment, modification or waiver of any provision of the Notes shall not be deemed an avoidance of performance of the terms of this Agreement.

7.           REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder's right to pursue damages for any failure by the Company or the Shareholder to comply with the terms of this Agreement.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company or the Shareholder(or the performance thereof).  The Company and the Shareholder each acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to each Holder and that the remedy at law for any such breach may be inadequate.  The Company and the Shareholder each therefore agree that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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8.           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Agreement is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (b) there occurs any bankruptcy, reorganization, receivership of the Company or the Shareholder or other proceedings affecting Company or the Shareholder creditors' rights and involving a claim under this Agreement, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

9.           CONSTRUCTION; HEADINGS.  This Agreement shall be deemed to be jointly drafted by the Shareholder, the Investor and the Company and shall not be construed against any person as the drafter hereof.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.           FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

11.           DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Note Exchange Rate, any Warrant Exchange Amount or any Payment Default Exchange Rate, the Shareholder shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Exchange Notice or other event giving rise to such dispute, as the case may be, to the applicable Holder.  If such Holder and the Shareholder are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to such Holder, then the Shareholder shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by such Shareholder and approved by the Holder, such consent not to be unreasonably withheld, or (b) the disputed arithmetic calculation of the Note Exchange Rate, Warrant Exchange Amount or Payment Default Exchange Rate to an independent, outside accountant, selected by such Shareholder and approved by the Holder, such consent not to be unreasonably withheld.  The Shareholder, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Shareholder and such Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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12.           TERMINATION.  Upon the expiration of the Exchange Period, this Agreement, other than the provisions of Sections 14 and 15 hereof (which shall survive) shall automatically terminate and shall be null and void.

13.           WAIVER OF NOTICE.  To the extent permitted by law, the Company and the Shareholder hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Agreement.

14.           AGREEMENT TO RESTRICT VOTING RIGHTS; SUCCESSOR COLLATERAL AGENT.

(a)           Definitions.

(i)           "Bankruptcy Case" means any proceeding commenced by or against the Company under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

(ii)           "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

(iii)           "Required Unaffiliated Holders" means holders of a majority of the principal amount of Notes held by Unaffiliated Holders.

(iv)           "Shareholder Affiliate" means any of the Shareholder's family members, affiliates or agents, the Company and any Subsidiary.

(v)           "Shareholder Obligations" means any and all indebtedness, claims, debts, liabilities, obligations, fees and expenses of the Company owing to the Shareholder or any Shareholder Affiliates pursuant to the Notes held or owned, beneficially or of record, by the Shareholder and all Shareholder Affiliates.

(vi)           "Unaffiliated Holders" means the holders of Notes, other than those held or owned, beneficially or of record, by the Shareholder or any Shareholder Affiliates.

(b)           In any Bankruptcy Case by or against the Company,

(i)           the Required Unaffiliated Holders of the Notes may, and are hereby irrevocably authorized and empowered (in the name of the Unaffiliated Holders or in the name of the Shareholder, a Shareholder Affiliate or otherwise), but shall have no obligation, to (x) demand, sue for, collect and receive every payment or distribution referred to in this Section 14 and give acquittance therefor and (y) file claims and proofs of claim in respect of any Shareholder Obligations and take such other action (including, without limitation, voting such Shareholder Obligations or enforcing any security interest or other lien securing payment of any Shareholder Obligations) as the Unaffiliated Holders may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Unaffiliated Holders hereunder;

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(ii)           the Shareholder and each Shareholder Affiliate (each, solely in his or its capacity as a holder of Notes) hereby agrees to (i) file all claims and/or proofs of claim with respect to the Shareholder Obligations as directed by the Required Unaffiliated Holders, (ii) vote as directed by the Required Unaffiliated Holders with respect to any plan of reorganization proposed by the Required Unaffiliated Holders, the Company or any other party and (iii) promptly take such action as the Required Unaffiliated Holders may reasonably request (x) to collect the respective Shareholder Obligations for the account of the Unaffiliated Holders and to file appropriate claims or proofs of claim with respect thereto and (y) to execute and deliver to the Required Unaffiliated Holders such powers of attorney, assignments or other instruments as the Required Unaffiliated Holders may reasonably request in order to enable them to enforce any and all claims with respect to such Shareholder Obligations; and

(iii)          no objection will be raised by the Shareholder or any Shareholder Affiliate (each, solely in his or its capacity as a holder of Notes) to any motion made by the Required Unaffiliated Holders in a Bankruptcy Case of the Company, including without limitation, a motion by the Required Unaffiliated Holders (or any agent thereof, if applicable) for relief from the automatic stay in any proceeding under the Bankruptcy Code to foreclose on or sell any collateral of the Company.

(iv)          Notwithstanding anything to the contrary contained herein, each Note, whether held by the Shareholder, a Shareholder Affiliate or an Unaffiliated Holder, shall be parri passu in right of payment with all other Notes.

(c)           Successor Collateral Agent.  The Shareholder hereby covenants and agrees to take all actions reasonably requested by the Collateral Agent to secure a successor Collateral Agent satisfactory to the Buyers in their sole discretion (it being acknowledged and agreed by the Buyers that The Bank of New York Mellon is a satisfactory successor collateral agent), as promptly as practicable, including, without limitation, by executing a collateral agency agreement or similar agreement and/or amendment to the Pledge Agreement reasonably requested or required by the successor Collateral Agent. Any fees in connection therewith shall be paid by the Company.

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15.           MISCELLANEOUS.

(a)        Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Each of the Company and the Shareholder hereby appoints C T Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in New York.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)        Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)        Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)        Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)        Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Shareholder, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Shareholder, the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Shareholder, the Company and such Holders of at least a majority of the aggregate number of Registrable Securities issued and issuable pursuant to the Securities Purchase Agreement and under the Notes, and any amendment to this Agreement and the Other Agreements made in conformity with the provisions of this Section 15(e) shall be binding on the Investor and holders of Securities, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of such Holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement or any Other Agreement unless the same consideration also is offered to all of the parties to this Agreement, any Other Agreement and the Holders of Notes or Holders of the Warrants, as the case may be.  Neither the Shareholder nor the Company has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)         Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing Road
Tiexi District
Shenyang, Liaoning Province
China 110021
Telephone:      86-24-85617888
Facsimile:       86-24-85830606
Attention:        John Lin

20

With a copy (for informational purposes only) to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, New York 10036
Telephone:      (212) 626-4965
Facsimile:       (212) 310-1802
Attention:       Omer Ozden, Esq.

If to the Shareholder:

c/o A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing Road
Tiexi District
Shenyang, Liaoning Province
China 110021
Telephone:      86-24-85617888
Facsimile:       86-24-85830606

With a copy (for informational purposes only) to:

Baker & McKenzie LLP
1114 Avenue of the Americas
New York, New York 10036
Telephone:      (212) 626-4965
Facsimile:       (212) 310-1802
Attention:       Omer Ozden, Esq.

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Telephone:      (212) 509-4000
Facsimile:       (212) 616-7615
Attention:       Account Administration: A-Power Energy
                       Generation Systems, Ltd.

If to the Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to the Investor's representatives as set forth on the Schedule of Investors,

21

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:      (212) 756-2000
Facsimile:       (212) 593-5955
Attention:       Eleazer N. Klein, Esq.
E-mail:           eleazer.klein@srz.com

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

Any document shall be deemed to have been duly served if marked for the attention of the agent for service of process at its address (as set forth in Section 9(a) of the Securities Purchase Agreement) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 15(f).

If the Company's or the Shareholder's agent for service of process at any time ceases for any reason to act as such, the Company or the Shareholder, as applicable, shall appoint a replacement agent having an address for service in the United States and shall notify the Investor in writing of the name and address of the replacement agent.  Failing such appointment and notification, the Investor shall be entitled by notice to the Company or the Shareholder, as applicable, to appoint a replacement agent to act on the Company's or the Shareholder's, as applicable, behalf.  The provisions of this Section 15(f) applying to service on an agent for service of process apply equally to service on a replacement agent.

 (g)        Payments.  Whenever any payment of cash is to be made by the Company or the Shareholder to any Person pursuant to this Agreement, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company or the Shareholder, as applicable, and sent via overnight courier service to such Person at such address as previously provided to the Company or the Shareholder, as applicable, in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company or the Shareholder, as applicable, with prior written notice setting out such request and such Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Agreement is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.  Any amount due by the Company or the Shareholder under this Agreement which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full ("Late Charge").

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(h)        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes and/or the Warrants.  Neither the Company nor the Shareholder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of such Holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (as defined in the Note and the Warrant) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  The Investor may assign some or all of its rights hereunder without the consent of the Company or the Shareholder, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

(i)         No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)         Survival.  The representations and warranties of the parties hereto, and the agreements and covenants set forth herein shall survive the Closing.

(k)        Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)       Remedies.  The Investor and each Holder shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company and the Shareholder recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor and the Holders.  The Company and the Shareholder each therefore agree that the Investor and the Holders shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

23

(n)        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Holder exercises a right, election, demand or option under this Agreement and the Company or the Shareholder does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company and the Shareholder, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)        Payment Set Aside.  To the extent that the Company or the Shareholder makes a payment or payments to the Investor or the Holders hereunder or pursuant to any of the other Transaction Documents or the Investor or the Holders enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or the Shareholder, as applicable, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)        Independent Nature of Buyers' Obligations and Rights.  The obligations of the Investor, each Other Buyer and each Holder under any Transaction Document are several and not joint with the obligations of the Investor, any Other Buyer or other Holder, and no Investor, Buyer or Holder shall be responsible in any way for the performance of the obligations of any Investor, Other Buyer or other Holder under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor, Other Buyer or Holder pursuant hereto or thereto, shall be deemed to constitute the Investor, the Other Buyers or the Holders as, and the Company and the Shareholder each acknowledge that the Investor, the Other Buyers and the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor, the Other Buyers and Holders are in any way acting in concert or as a group, and neither the Company nor the Shareholder shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company and the Shareholder each acknowledge that the Investor, the Other Buyers and Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company and the Shareholder each acknowledge and the Investor, each Other Buyer and each Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  The Investor, each Other Buyer and each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Investor, Other Buyer or other Holder to be joined as an additional party in any proceeding for such purpose.

24

(q)        Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.  All amounts owing under this Agreement or any Transaction Document shall be paid in US dollars.  All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Currency Exchange Rate on the date of calculation.  "Currency Exchange Rate" means, in relation to any amount of currency to be converted into US dollars pursuant to this Agreement, the US dollar Currency Exchange Rate as published in The Wall Street Journal on the relevant date of calculation.

(r)         Judgment Currency.

 (i)           If for the purpose of obtaining or enforcing judgment against the Company or the Shareholder in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 15(r) referred to as the "Judgment Currency") an amount due in US Dollars under this Agreement, the conversion shall be made at the Currency Exchange Rate prevailing on the Business Day immediately preceding:

(1)      the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2)      the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter referred to as the "Judgment Conversion Date").

 (ii)          If in the case of any proceeding in the court of any jurisdiction referred to in Section 15(r)(i)(2) above, there is a change in the Currency Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Currency Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Currency Exchange Rate prevailing on the Judgment Conversion Date.

 (iii)        Any amount due from the Company or the Shareholder under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(s)        MOST FAVORED NATION.  The Company and the Shareholder each hereby represent and warrant as of the date hereof and covenant and agree from and after the date hereof that none of the terms offered to any of the Buyers (or any successor or assign thereof) with respect to any amendment, settlement or waiver (each a "Settlement Document") relating to the terms, conditions and transactions contemplated hereby or under any Other Agreement, is or will be more favorable to such Person than those of the Investor and this Agreement shall be, without any further action by the Investor or the Company or the Shareholder, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in such Settlement Document.  Notwithstanding the foregoing, the Company and the Shareholder agrees, at the Company's expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Investor may reasonably request to further effectuate the foregoing.

25

(t)         DISCLOSURE. Upon receipt or delivery by the Company or the Shareholder of any notice in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Report of Foreign Issuer on Form 6-K or otherwise.  In the event that the Company or the Shareholder believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company or the Shareholder, as applicable, so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

26

IN WITNESS WHEREOF, the Shareholder, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:
Name:
Title:

[Signature page to Put Agreement]

IN WITNESS WHEREOF, the Shareholder, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

JINXIANG LU

[Signature page to Put Agreement]

IN WITNESS WHEREOF, the Shareholder, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

THE INVESTOR:

By:
Name:
Title:

[Signature page to Put Agreement]

EXHIBIT I

A-POWER ENERGY GENERATION SYSTEMS, LTD.
EXCHANGE NOTICE

Reference is made to the Senior Convertible Note (the "Note") and Warrant (the "Warrant") issued to the undersigned by A-Power Energy Generation Systems, Ltd., a Company organized under the laws of the British Virgin Islands (the "Company").  In accordance with and pursuant to that certain Put Agreement, dated as of June 19, 2009 (the "Put Agreement"), by and among, the undersigned, the Company and Jinxiang Lu (the "Shareholder"), the undersigned hereby elects to consummate a Note Exchange, a Warrant Exchange and/or Payment Default Exchange into Exchange Shares as described below.  Capitalized terms not defined herein shall have the meaning as set forth in the Put Agreement.

Date of Exchange:

Please confirm the following information:

Number of Exchange Shares to be delivered:

If Exchange includes a Note Exchange:

Aggregate Conversion Amount being exchanged____________________

If Exchange includes a Warrant Exchange:

1.  Form of Exercise Price.  The Holder intends that payment of the Aggregate Exchange Price shall be made as:

____________                                a "Cash Exercise" with respect to _________________ Warrant
Shares; and/or

____________                                a "Cashless Exercise" with respect to _______________ Warrant
Shares.

2.  Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Exchange Shares to be exchanged pursuant hereto, the Holder shall pay the Aggregate Exchange Price in the sum of $___________________ to the Shareholder in accordance with the terms of the Put Agreement.

If Exchange includes a Payment Default Exchange:

Additional Conversion Obligations being forgone ____________________

Notwithstanding
anything to the contrary contained herein, this Exchange Notice shall constitute a representation by the Holder submitting this Exchange Notice that, after giving effect to the exchange provided for in this Exchange Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Put Agreement) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 1(h)(i) of the Put Agreement.

Please issue the Exchange Shares in the following name and to the following address:

Issue to:	________________________________________________________

________________________________________________________

________________________________________________________

Facsimile Number:	________________________________________________________

Authorization:	________________________________________________________

By:	________________________________________________________

Title:	________________________________________________________

Dated:	________________________________________________________

Account Number:	________________________________________________________
(if electronic book entry transfer)

Transaction Code Number:	________________________________________________________
(if electronic book entry transfer)

[INVESTOR]

By:	________________________________________________________

Name:
Title:

Schedule I to Exhibit I

Written Direction to Collateral Agent and Transfer Agent

This Written Direction (this "Written Direction"), dated as of [      __, 200__], refers to (i) that certain Pledge Agreement, dated ____________ (the "Pledge Agreement"), by and among A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands, with headquarters located at No.44 Jingxing Road, Tiexi District, Shenyang, Liaoning Province, China, 110021 (the "Company"), Jinxiang Lu, a natural person in his personal capacity and not in his capacity as an officer, director, employee or agent of the Company or any of its Subsidiaries (the "Shareholder") and Hudson Bay Fund LP, as collateral agent (the "Collateral Agent") and (ii) that certain Put Agreement, dated ____________ (the "Put Agreement"), by and among the undersigned, the Shareholder and the Company.  Capitalized terms used but not defined herein shall have the meaning given to them in the Put Agreement.
1.           In accordance with Section 1 of the Put Agreement, the undersigned hereby directs the Collateral Agent to deliver a certificate (the "Certificate") representing at least _______ Common Shares (the "Exchange Notice Share Amount") and a share power, duly executed by the Shareholder with a medallion guarantee, each of which is held by the Collateral Agent pursuant to the Pledge Agreement, to the Transfer Agent at the following address:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Telephone:     (212) 509-4000
Facsimile:       (212) 616-7615
Attention:      Account Administration: A-Power Energy Generation Systems, Ltd.

2.           In accordance with Section 1 of the Put Agreement, the undersigned hereby directs the Transfer Agent, to (i) issue the Exchange Notice Share Amount of such Common Shares in accordance with the attached Exchange Notice and (ii) if the number of Common Shares represented by the Certificate exceeds the Exchange Notice Share Amount, deliver a certificate with respect to such excess number of shares with an identical legend to any legend set forth on the Certificate to the Collateral Agent at the following address:

Hudson Bay Fund LP
120 Broadway, 40th Floor
New York, New York 10271
Facsimile:     646-214-7946
Attention:      Yoav Roth
                                         George Antonopolous

Very truly yours,

[INVESTOR]

By:	_____________________________
Name:
Title:

ACKNOWLEDGMENT

The Company and the Shareholder hereby acknowledge this Exchange Notice and Written Direction and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated ____________ from the Shareholder and the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:	________________________
Name:
Title:
________________________
JINXIANG LU

Exhibit F

EXECUTION COPY

VOTING AGREEMENT

VOTING AGREEMENT, dated as of ____________ (this "Agreement"), by and among A-Power Energy Generation Systems, Ltd., a company incorporated under the laws of the British Virgin Islands (the "Company"), and the stockholders listed on the signature pages hereto under the heading "Stockholders" (each, a "Stockholder" and collectively, the "Stockholders").

WHEREAS, the Company and certain investors (each, an "Investor", and collectively, the "Investors") have entered into a Securities Purchase Agreement, dated as of June 18, 2009 (the "Securities Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) senior convertible notes (the "Notes") which will, among other things, be convertible into the Company's common shares, par value $0.0001 per share (the "Common Shares") and (ii) warrants (the "Warrants"), which will be exercisable to purchase Common Shares;

WHEREAS, as of the date hereof, the Stockholders own collectively 11,994,666 Common Shares, which represent in the aggregate approximately 35.58%of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transaction"), the Investors have required that each Stockholder agrees, and in order to induce the Investors to enter into the Securities Purchase Agreement, each Stockholder has agreed, to enter into this Agreement with respect to all the Common Shares now owned and which may hereafter be acquired by the Stockholders and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the "Other Securities").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01.   Voting Agreement.  Subject to the last sentence of this Section 1.01, each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company's stockholders, each of the Stockholders shall vote the Common Shares and the Other Securities:  (a) in favor of the Shareholder Approval (as defined in the Securities Purchase Agreement) as described in Section 4(r) of the Securities Purchase Agreement; (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Securities Purchase Agreement not being fulfilled and (c) in favor of an increase in the authorized number of Common Shares if at any time the number of Common Shares authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount (as defined in the Securities Purchase Agreement).  Each Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01.   Authority Relative to This Agreement.  Each Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02.    No Conflict.  (a)  The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Common Shares or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Shares or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Common Shares or Other Securities owned by such Stockholder are bound.

(b)           The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder, other than the filing of an amendment to the Schedule 13D previously filed by Jinxiang Lu.

2

SECTION 2.03.   Title to the Stock.  As of the date hereof, each Stockholder is the owner of the number of Common Shares set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Shares represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix.  Such Common Shares are all the securities of the Company owned, either of record or beneficially, by such Stockholder.  Such Common Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, other than restrictions on transfer arising under the Securities Act of 1933, as amended.  No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Shares or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01.   No Disposition or Encumbrance of Stock.  Each Stockholder hereby covenants and agrees that, until the Shareholder Approval has been obtained, except as contemplated by this Agreement, the Lock-Up Agreements, the Put Agreements and the Pledge Agreement (as each such term is defined in the Securities Purchase Agreement), such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever ("Encumbrance") with respect to the Common Shares or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Common Shares or Other Securities provided that any such recipient of the Common Shares or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that the recipient shall be bound by, and the Common Shares and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement; and, provided, further, that such shareholder may grant a proxy or power of attorney in connection with a stockholders meeting to vote in accordance with Section 1.01 hereof.

SECTION 3.02.   Company Cooperation.  The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Shares or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.   Further Assurances.  Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

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SECTION 4.02.   Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.  Any Investor shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03.   Entire Agreement.  This Agreement constitutes the entire agreement among the Company and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

SECTION 4.04.    Amendment.  The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company other than pursuant to the provisions of Section 4.07.

SECTION 4.05.   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06.   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York.  The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.  Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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SECTION 4.07.    Termination.  This Agreement shall terminate immediately when the Notes and Warrants cease to be outstanding.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

A-POWER ENERGY GENERATION SYSTEMS, LTD.

By:
Name: Jinxiang Lu
Title: Chief Executive Officer

Dated:
	Address:	No. 44 Jingxing Road Tiexi District, Shenyang Liaoning Province 110021 China

STOCKHOLDERS:

Jinxiang Lu

Dated:
	Address:	c/o A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing Road Tiexi District, Shenyang
Liaoning Province 110021 China

STOCKHOLDERS:

John S. Lin

Dated:
	Address:	c/o A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing Road Tiexi District, Shenyang Liaoning Province 110021 China

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Stock Outstanding	Voting Percentage of Stock Outstanding

Jinxiang Lu	10,386,333	30.81%	30.81%
John S. Lin	1,608,333	4.77%	4.77%

Exhibit K
A-POWER ENERGY GENERATION SYSTEMS, LTD.

____________

A-Power Energy Generation Systems, Ltd.
No. 44 Jingxing Road
Tiexi District
Shenyang, Liaoning Province, China, 110021

Re:	A-Power Energy Generation Systems, Ltd.– Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of June 18, 2009 by and among A-Power Energy Generation Systems, Ltd. (the "Company") and the investors party thereto (the "Buyers"), with respect to the issuance of (i) senior convertible notes of the Company (the "Notes"), which will, among other things, be convertible into shares of the Company's common shares, $0.0001 par value per share (the "Common Shares", as converted, the "Conversion Shares") in accordance with the terms of the Notes and (ii) warrants which will be exercisable to purchase Common Shares.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Buyers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the earlier to occur of (A) the date upon which all of the Notes are no longer outstanding and (B) the later to occur of (x) sixty (60) days after the Initial Effective Date (as defined in the Registration Rights Agreement) and (y) two hundred and seventy (270) days after the date hereof (the "Lock-Up Period"), the undersigned will not, except as contemplated by the Transaction Documents (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Shares, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any Common Shares owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Shares, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (collectively, the "Undersigned’s Shares").

The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares, except as contemplated by the Transaction Documents.

Notwithstanding the foregoing and subject to any limits in any other Transaction Documents, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Notwithstanding anything to the contrary set forth herein, effective upon thirty (30) days after the Shareholder Approval Date, this Lock-Up Agreement and the restrictions contained herein shall not apply to shares acquired by the undersigned subsequent to the date hereof upon the exercise of options granted pursuant to a Company's Approved Share Plan (as defined in the Notes); provided, however, that such number of shares shall not exceed ________. Except as set forth in the Transaction Documents, the undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Except as contemplated by the Transaction Documents, during the Restricted Period, the undersigned shall not, and no one acting on his behalf (including, without limitation, any employee, attorney or agent) shall, directly or indirectly, (i) take any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company, (ii) sell, bid for, purchase, or pay any compensation for soliciting any sale, bid for or purchase of any security of the Company, including, without limitation, any Common Share, any of the Securities and any short sales (as defined in Rule 200 of Regulation SHO under the 1934 Act) related thereto (other than purchases of Excluded Securities (as defined in the Notes)), (iii) issue or offer any security of the Company or any of its subsidiaries to any Person, (iv) pay or agree to pay to any person any compensation for soliciting another to purchase or sell any securities of the Company, or (v) enter into any agreement or other writing or make any offer with respect to the foregoing actions.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Each of the Company and the undersigned hereby appoints C T Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process in New York.

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Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Agreed to and Acknowledged:

A-POWER ENERGY GENERATION SYSTEMS LTD.

By:
Name:
Title:

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